                                                        EXECUTION COPY













                       STOCK PURCHASE AGREEMENT

                             by and among

              LAZARD FRERES REAL ESTATE INVESTORS L.L.C.

                                  and

                    PROMETHEUS ASSISTED LIVING LLC

                                  and

                       ARV ASSISTED LIVING, INC.

                           TABLE OF CONTENTS


                                                                  Page

                               ARTICLE I

                              Definitions
Section 1.1.   Action................................................1
Section 1.2.   ADA...................................................1
Section 1.3.   Advancing Party.......................................1
Section 1.4.   Affiliate.............................................2
Section 1.5.   Affiliated Limited Partnerships.......................2
Section 1.6.   Agreement.............................................2
Section 1.7.   Benefit Arrangements..................................2
Section 1.8.   Blue Sky Laws.........................................2
Section 1.9.   Board.................................................2
Section 1.10.  Breakup Fee...........................................2
Section 1.11.  Broker................................................2
Section 1.12.  Business Day..........................................2
Section 1.13.  Buyer.................................................2
Section 1.14.  Capital Expenditure Budget and Schedule...............2
Section 1.15.  CERCLA................................................2
Section 1.16.  CHAMPUS...............................................2
Section 1.17.  Claim.................................................2
Section 1.18.  Closing...............................................2
Section 1.19.  Closing Date..........................................2
Section 1.20.  Code..................................................2
Section 1.21.  Commitment............................................2
Section 1.22.  Company...............................................2
Section 1.23.  Company By-laws.......................................2
Section 1.24.  Company Charter.......................................3
Section 1.25.  Company Common Stock..................................3
Section 1.26.  Company Environmental Reports.........................3
Section 1.27.  Company Plans.........................................3
Section 1.28.  Company Preferred Stock...............................3
Section 1.29.  Company Properties....................................3
Section 1.30.  Company Registration Statement........................3
Section 1.31.  Company Reports.......................................3
Section 1.32.  Company Stock.........................................3
Section 1.33.  Competing Transaction.................................3
Section 1.34.  Contracts.............................................3
Section 1.35.  Controlled Group Liability............................3
Section 1.36.  Convertible Debt......................................3
Section 1.37.  Debt Instruments......................................3
Section 1.38.  Development Budget and Schedule.......................3
Section 1.39.  Employee Benefit Plans................................3
Section 1.40.  Employees.............................................3
Section 1.41.  Environmental Claim...................................4
Section 1.42.  Environmental Laws....................................4
Section 1.43.  Environmental Permits.................................4
Section 1.44.  ERISA.................................................4
Section 1.45.  ERISA Affiliates......................................4
Section 1.46.  Exchange Act..........................................4

                                                                  Page

Section 1.47.  Executive Committee...................................4
Section 1.48.  Fully Diluted Basis...................................4
Section 1.49.  GAAP..................................................4
Section 1.50.  Government Authority..................................4
Section 1.51.  Governmental Entity ..................................4
Section 1.52.  HSR Act...............................................4
Section 1.53.  Indemnified Party.....................................4
Section 1.54.  Initial Closing.......................................5
Section 1.55.  Initial Number of Shares..............................5
Section 1.56.  Insurance Policies....................................5
Section 1.57.  IRS...................................................5
Section 1.58.  Laws..................................................5
Section 1.59.  Leased Property.......................................5
Section 1.60.  Liabilities...........................................5
Section 1.61.  Liens.................................................5
Section 1.62.  Loss and Expenses.....................................5
Section 1.63.  Material Adverse Effect...............................5
Section 1.64.  Materials of Environmental Concern....................5
Section 1.65.  Medical Reimbursement Programs........................5
Section 1.66.  Medicaid..............................................6
Section 1.67.  Medicare..............................................6
Section 1.68.  OIG...................................................6
Section 1.69.  Order.................................................6
Section 1.70.  Other Filings.........................................6
Section 1.71.  Owned Property........................................6
Section 1.72.  Pension Plans.........................................6
Section 1.73.  Per Share Purchase Price..............................6
Section 1.74.  Permit................................................6
Section 1.75.  Permitted Liens.......................................6
Section 1.76.  person................................................7
Section 1.77.  Projects..............................................7
Section 1.78.  Proxy Statement.......................................7
Section 1.79.  Purchase Price........................................7
Section 1.80.  Purchased Shares......................................7
Section 1.81.  Registration Rights Agreement.........................7
Section 1.82.  Regulatory Filings....................................7
Section 1.83.  Release...............................................7
Section 1.84.  Remaining Equity Commitment...........................7
Section 1.85.  Schedule Delivery.....................................7
Section 1.86.  SEC...................................................7
Section 1.87.  Second Closing Date...................................7
Section 1.88.  Securities Act........................................7
Section 1.89.  Securities Laws.......................................7
Section 1.90.  Stock Purchase........................................7
Section 1.91.  Stockholders Agreement................................7
Section 1.92.  Stockholder Approval..................................7
Section 1.93.  Structural Defect.....................................8
Section 1.94.  Subsequent Closing....................................8
Section 1.95.  Subsequent Purchase Price.............................8
Section 1.96.  Subsequent Purchases..................................8
Section 1.97.  Subsidiaries..........................................8
Section 1.98.  Tax...................................................8

                                                                  Page

Section 1.99.  Tax Return............................................8
Section 1.100. Termination Event.....................................8
Section 1.101. Tax Asset.............................................8
Section 1.102. Title Policies........................................8
Section 1.103. Total Equity Commitment...............................9
Section 1.104. Transaction Documents.................................9
Section 1.105. Voting Agreements.....................................9
Section 1.106. Welfare Plans.........................................9

                               ARTICLE 2

                 Purchase and Sale of Shares; Closing

Section 2.1    Purchase and Sale.....................................9
Section 2.2    Consideration.........................................9
Section 2.3    Initial Closing.......................................9
Section 2.4    Subsequent Purchases and Sales........................9
Section 2.5    Additional Agreements and Closing Deliveries.........10
Section 2.6    Time and Place of Closings...........................11
Section 2.7    Right to Assign......................................11
Section 2.8    Limited Transfer Option..............................11



                               ARTICLE 3

             Representations and Warranties of the Company

Section 3.1    Organization and Qualification; Subsidiaries.........11
Section 3.2    Authority Relative to Agreements; Board Approval.....12
Section 3.3    Capital Stock........................................12
Section 3.4    No Conflicts; No Defaults; Required Filings and
                 Consents...........................................13
Section 3.5    SEC and Other Documents; Financial Statements;
                 Undisclosed Liabilities............................13
Section 3.6    Litigation; Compliance With Law......................14
Section 3.7    Absence of Certain Changes or Events.................15
Section 3.8    Tax Matters and Partnership Status...................15
Section 3.9    Compliance with Agreements; Material Agreements......16
Section 3.10   Company Charter and Company By-laws;
                 Corporate Records..................................18
Section 3.11   Properties...........................................19
Section 3.12   Environmental Matters................................21
Section 3.13   Employees and Employee Benefit Plans.................23
Section 3.14   Labor Matters........................................25
Section 3.15   Affiliate Transactions...............................25
Section 3.16   Insurance............................................25
Section 3.17   Proxy Statement......................................26
Section 3.18   Regulatory Compliance................................26
Section 3.19   Vote Required........................................28
Section 3.20   Brokers or Finders...................................28
Section 3.21   Knowledge Defined....................................29
Section 3.22   Delivery of Schedules................................29
Section 3.23   Certain Information..................................29

                                                                  Page

                               ARTICLE 4

   Representations and Warranties of Buyer and the Advancing Party

Section 4.1    Organization.........................................29
Section 4.2    Due Authorization....................................30
Section 4.3    Conflicting Agreements and Other Matters.............30
Section 4.4    Acquisition for Investment; Sophistication;
                 Source of Funds....................................30
Section 4.5    Proxy Statement......................................30
Section 4.6    Brokers or Finders...................................31
Section 4.7    Investment Company Matters...........................31

                               ARTICLE 5

                    Covenants Relating to Closings

Section 5.1    Taking of Necessary Action...........................31
Section 5.2    Registration Rights Agreement........................32
Section 5.3    Stockholders Agreement...............................32
Section 5.4    Public Announcements; Confidentiality................32
Section 5.5    Conduct of the Business..............................33
Section 5.6    No Solicitation of Transactions......................36
Section 5.7    Information and Access...............................36
Section 5.8    Notification of Certain Matters......................37
Section 5.9    HSR Filing...........................................37
Section 5.10   Amendment of Company By-laws.........................37

                               ARTICLE 6

                     Certain Additional Covenants

Section 6.1    Resale...............................................38
Section 6.2    Use of Funds.........................................38
Section 6.3    Guarantee............................................38
Section 6.4    Loan.................................................38



                               ARTICLE 7

                        Conditions to Closings

Section 7.1    Conditions of Purchase at Initial Closing............38
Section 7.2    Conditions to Purchase at Second Closing.............39
Section 7.3    Conditions of Purchase at All Closings...............39
Section 7.4    Conditions of Sale...................................40

                               ARTICLE 8

                       Survival; Indemnification

Section 8.1   Survival..............................................41
Section 8.2   Indemnification by Buyer or the Company...............42
Section 8.3   Third-Party Claims....................................42

                                                                  Page

                               ARTICLE 9

                              Termination

Section 9.1   Termination...........................................43
Section 9.2   Procedure and Effect of Termination...................44
Section 9.3   Expenses..............................................44

                              ARTICLE 10

                             Miscellaneous
Section 10.1  Counterparts..........................................45
Section 10.2  Governing Law.........................................45
Section 10.3  Entire Agreement......................................46
Section 10.4  Notices...............................................46
Section 10.5  Successors and Assigns................................46
Section 10.6  Headings..............................................47
Section 10.7  Amendments and Waivers................................47
Section 10.8  Interpretation; Absence of Presumption................47
Section 10.9  Severability..........................................47
Section 10.10 Further Assurances....................................47
Section 10.11 Specific Performance..................................47
Section 10.12 Joint and Several Liability...........................47
Section 10.13 Interpretation of Schedules...........................48
Section 10.14 Acknowledgment of Company's Right to Take
                Certain Actions.....................................48



                               SCHEDULES

Schedule 1.5        Affiliated Limited Partnerships
Schedule 1.75       Permitted Liens
Schedule 3.1(d)     Subsidiaries
Schedule 3.3(a)     Capital Stock Commitments
Schedule 3.3(b)     Other Equity Interests
Schedule 3.4(d)-A   Consents for Initial Closing
Schedule 3.4(d)-B   Consents for Second Closing
Schedule 3.5(a)     Company Registration Statements and Company Reports
Schedule 3.6(a)     Pending Litigation
Schedule 3.8(a)     Tax Matters
Schedule 3.8(b)     Tax Assets
Schedule 3.8(f)     Tax Agreements
Schedule 3.9(c)     Contracts
Schedule 3.10(a)    Organizational Documents
Schedule 3.11(a)    Real Property
Schedule 3.11(b)    Letters of Intent or  Similar Understandings
Schedule 3.11(c)    Rights of First Refusal
Schedule 3.11(d)    Non-Compliance and Capital Expenditure Budget and
                      Schedule
Schedule 3.11(e)    Development Properties

Schedule 3.11(g)    Structural and Engineering Matters
Schedule 3.12(e)    Environmental Concerns
Schedule 3.12(e)    Environmental Concerns
Schedule 3.12(d)    Environmental Matters
Schedule 3.12(f)    Environmental Reports
Schedule 3.13(a)    Employment Agreements
Schedule 3.13(b)    Company Plans
Schedule 3.13(c)    Company Plan Liabilities
Schedule 3.13(d)    New Employee Benefit Plans
Schedule 3.13(g)    Termination and Retirement Benefits
Schedule 3.13(k)    Employee Benefits Triggered or Accelerated
Schedule 3.14       Collective Bargaining; Labor Union Agreements
Schedule 3.15       Affiliate Transactions
Schedule 3.16       Insurance Policies
Schedule 3.18(a)    Regulatory Compliance
Schedule 3.18(b)    Billing Practices
Schedule 3.18(e)    Third Party Payors
Schedule 5.1(e)     Stock Options
Schedule 5.5(a)     Contemplated Transactions


                               EXHIBITS

Exhibit A           Registration Rights Agreement
Exhibit B           Stockholders Agreement
Exhibit C           Form of Amendments to Company By-laws

                         THIS STOCK PURCHASE AGREEMENT (the
                    "Agreement"), dated as of July 14, 1997, is made by and between ARV Assisted Living, Inc., a California corporation (the "Company"), Lazard Freres Real Estate Investors L.L.C., a New York limited liability company or an Affiliate thereof (the "Advancing Party") and Prometheus Assisted Living LLC, a Delaware limited liability company and an affiliate of the Advancing Party ("Buyer").


                               RECITALS:

     WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, up to an aggregate of 9,653,325 shares of the Company's common stock (the "Company Common Stock"), at a price equal to the Per Share Purchase Price;

     WHEREAS, Buyer, the Advancing Party, and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

     WHEREAS, the Company and Buyer believe that the combination in a strategic alliance of the Company's leadership, expertise and experience in development, management and operation of assisted living communities and the proven investment and capital markets expertise and access to capital of Buyer and its affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies; and

     WHEREAS, by separate agreements (the "Voting Agreements"), certain stockholders of the Company have agreed to support and vote in favor of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                               ARTICLE I

                              Definitions

     As used in this Agreement, the following terms shall have the following meanings:

     Section 1.1. "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Government
Authority.

     Section 1.2. "ADA" shall mean the Americans with Disabilities
Act.

     Section 1.3. "Advancing Party" shall have the meaning set forth in the first paragraph hereof.

     Section 1.4. "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof.

     Section 1.5. "Affiliated Limited Partnerships" shall mean those limited partnerships set forth in Schedule 1.5, which schedule lists those limited partnerships which the Company is the general partner of but which are not Subsidiaries.


     Section 1.6. "Agreement" shall have the meaning set forth in the first paragraph hereof.

     Section 1.7. "Benefit Arrangements" shall have the meaning set forth in Section 3.13(h).

     Section 1.8. "Blue Sky Laws" shall have the meaning set forth in
Section 3.4(e).

     Section 1.9. "Board" shall mean the Board of Directors of the Company.

     Section 1.10. "Breakup Fee" shall have the meaning set forth in
Section 9.3(b).

     Section 1.11. "Broker" shall have the meaning set forth in
Section 3.20.

     Section 1.12. "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, N.Y.

     Section 1.13. "Buyer" shall have the meaning set forth in the first paragraph hereof.

     Section 1.14. "Capital Expenditure Budget and Schedule" shall have the meaning set forth in Section 3.11(d).

     Section 1.15. "CERCLA" shall have the meaning set forth in
Section 3.12(e).

     Section 1.16. "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the Uniformed Services.

     Section 1.17. "Claim" shall have the meaning set forth in Section
3.12(g)(i).

     Section 1.18. "Closing" shall mean the consummation of any Stock
Purchase.

     Section 1.19. "Closing Date" shall mean, with respect to the consummation of any Stock Purchase, the date on which the conditions set forth herein with respect thereto shall be satisfied or duly waived, or if the Company and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

     Section 1.20. "Code" shall mean the Internal Revenue Code of
1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

     Section 1.21. "Commitment" shall have the meaning set forth in
Section 3.7.

     Section 1.22. "Company" shall have the meaning set forth in the first paragraph hereof.

     Section 1.23. "Company By-laws" shall mean the by-laws of the Company and any amendment or supplement thereto, as in effect on the date hereof.

     Section 1.24. "Company Charter" shall mean the Restated Articles of Incorporation of the Company and any amendment or supplement thereto, as in effect on the date hereof.

     Section 1.25. "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

     Section 1.26. "Company Environmental Reports" shall have the meaning set forth in Section 3.12(f).

     Section 1.27. "Company Plans" shall have the meaning set forth in
Section 3.13(b).

     Section 1.28. "Company Preferred Stock" shall have the meaning set forth in Section 3.3(a).

     Section 1.29. "Company Properties" shall have the meaning set forth in Section 3.1l(a).

     Section 1.30. "Company Registration Statement" shall have the meaning set forth in Section 3.5(a).

     Section 1.31. "Company Reports" shall have the meaning set forth in Section 3.5(a).

     Section 1.32. "Company Stock" shall mean, collectively, the Company Common Stock and any other shares of capital stock of the Company.

     Section 1.33. "Competing Transaction" shall mean (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 15% of the equity securities, on a Fully Diluted Basis, of the Company, or assets representing a material portion of the assets of the Company, other than any of the transactions contemplated by this Agreement or (ii) any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than any of the transactions contemplated by this Agreement.

     Section 1.34. "Contracts" shall have the meaning set forth in
Section 3.9(c).

     Section 1.35. "Controlled Group Liability" shall have the meaning set forth in Section 3.13(h).

     Section 1.36. "Convertible Debt" shall mean the Company's 6-3/4% Convertible Subordinated Notes due 2006.

     Section 1.37. "Debt Instruments" shall mean all notes, loan agreements, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing by the Company or any of its Subsidiaries.

     Section 1.38. "Development Budget and Schedule" shall have the meaning set forth in Section 3.11(e).

     Section 1.39. "Employee Benefit Plans" shall have the meaning set forth in Section 3.13(h).

     Section 1.40. "Employees" shall have the meaning set forth in
Section 3.13(h).

     Section 1.41. "Environmental Claim" shall have the meaning set forth in Section 3.12(g)(ii).

     Section 1.42. "Environmental Laws" shall have the meaning set forth in Section 3.12(g)(iii).

     Section 1.43. "Environmental Permits" shall have the meaning set forth in Section 3.12(a).

     Section 1.44. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, including all of the rule and regulations promulgated thereunder and any successor thereto.

     Section 1.45. "ERISA Affiliates" shall mean any entity which is under "common control" with the Company, within the meaning of Section 4001(b)(1) of ERISA.

     Section 1.46. "Exchange Act" shall have the meaning set forth in
Section 3.4(e).

     Section 1.47. "Executive Committee" shall mean the executive committee of the Board as provided for in the form of the amendment to Company By-laws attached hereto as Exhibit C. The Executive Committee shall initially consist of five members, two of which will be appointed by Buyer. Any approval of, or action taken by, the Executive Committee will require the affirmative vote of four members of the committee acting at a duly convened meeting. The initial members of the Executive Committee will be Gary L. Davidson, Maurice J. DeWald, John J. Rydzewski and the two members appointed by Buyer.

     Section 1.48. "Fully Diluted Basis" shall mean then outstanding Company Stock plus any shares of stock or other equity or debt exchangeable for Company Stock and any shares of stock or other equity or debt the holders of which, after such exchanges would have the right to vote with the stockholders of the Company on any matter, and shall include the Convertible Debt, the instruments listed in Schedule 3.3(a) and Company Common Stock issuable under option or other equity-incentive plans listed on Schedule 3.13(b) and awards issued pursuant thereto.

     Section 1.49. "GAAP" shall have the meaning set forth in Section
3.5(b).

     Section 1.50. "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

     Section 1.51. "Governmental Entity" means any governmental or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government or any quasi-governmental authority or self-regulatory organization, whether federal, state or local, domestic or foreign.

     Section 1.52. "HSR Act" shall mean the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended.

     Section 1.53. "Indemnified Party" shall mean Buyer or the
Company, as the context may require.

     Section 1.54. "Initial Closing" shall have the meaning set forth in Section 2.3.

     Section 1.55. "Initial Number of Shares" shall mean 1,921,012 shares of Company Common Stock.

     Section 1.56. "Insurance Policies" shall have the meaning set forth in Section 3.16.

     Section 1.57. "IRS" shall mean the Internal Revenue Service.

     Section 1.58. "Laws" means any federal or state constitutional provision, statute, other rule, law, regulation or interpretation of any Governmental Entity and any Order, each as interpreted by the appropriate Governmental Entities prior to the Closing date.

     Section 1.59. "Leased Property" shall have the meaning set forth in Section 3.11(a).

     Section 1.60. "Liabilities" shall mean, as to any person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether known or unknown, accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by GAAP to be reflected, in such person's or entity's balance sheets or other books and records, including without limitation (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such person as lessee under leases, capital or other, (iv) liabilities of such person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for Employees or former Employees or their respective families or beneficiaries, (v) reimbursement obligations of such person in respect of letters of credit, (vi) all obligations of such person arising under acceptance facilities, (vii) all liabilities of other persons or entities, directly, or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such person or with respect to which the person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any lien on property of such person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet.

     Section 1.61. "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

     Section 1.62. "Loss and Expenses" shall have the meaning set forth in Section 8.2(a).

     Section 1.63. "Material Adverse Effect" shall mean, with respect to the Company and each of its Subsidiaries, a material adverse effect on the financial condition, results of operations or business of the Company and such Subsidiaries (to the extent of the Company's interests therein) taken as a whole.

     Section 1.64. "Materials of Environmental Concern" shall have the meaning set forth in Section 3.12(g)(iv).

     Section 1.65. "Medical Reimbursement Programs" means the
Medicare, Medicaid and CHAMPUS programs and any other health care program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.

     Section 1.66. "Medicaid" means that means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria. (Social Security Act of 1965, Title XIX, P.L. 89-97, as amended; 42 U.S.C. 1396 et seq.).

     Section 1.67. "Medicare" means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals. (Social Security Act of 1965, Title XVIII, P.L. 89-87, as amended, 42 U.S.C. 1395 et seq.).

     Section 1.68. "OIG" means the Office of the Inspector General of the United States Department of Health and Human Services.

     Section 1.69. "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

     Section 1.70. "Other Filings" shall have the meaning set forth in
Section 5.1(b).

     Section 1.71. "Owned Property" shall have the meaning set forth in Section 3.11(a).

     Section 1.72. "Pension Plans" shall have the meaning set forth in
Section 3.13(h).

     Section 1.73. "Per Share Purchase Price" shall mean the price of $14.00 per share for the Company Common Stock, adjusted for any stock split or reclassification of Company Common Stock.

     Section 1.74. "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

     Section 1.75. "Permitted Liens" shall mean (i) Liens (other than Liens imposed under ERISA or any Environmental Law, or in connection with any Environmental Claim) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens (other than Liens imposed under ERISA or any Environmental Law or in connection with any Environmental Claim) imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP and which, to the extent same do not relate to work or materials provided for in the Capital Expenditure Budget and Schedule, the 1998 and 1999 Preliminary Capital Expenditure Budgets and Schedules or the Development Budget and Schedule, do not exceed $100,000 in the aggregate (excluding from such calculation, any amounts disclosed in writing by the Company to Buyer which (a) are fully covered by insurance held by the Company under which the Company reasonably expects full recovery of such amounts, or (b) for which an adequate escrow has been established and is, at the relevant time, maintained),
(iii) any leases entered into after March 31, 1997 in the ordinary course of business on commercially reasonable terms and that are described in Schedule 1.75, (iv) easements, rights-of- way, covenants and restrictions which are customary and typical for properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Properties to which they apply and (v) the other Liens, if any, described in Schedule 1.75.

     Section 1.76. "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

     Section 1.77. "Projects" shall have the meaning set forth in
Section 3.11(e).

     Section 1.78. "Proxy Statement" shall have the meaning set forth in Section 5.1(b).

     Section 1.79. "Purchase Price" shall mean the Per Share Purchase Price multiplied by the number of shares of Company Common Stock to be purchased and sold at a particular Closing.

     Section 1.80. "Purchased Shares" shall have the meaning set forth in Section 2.1.

     Section 1.81. "Registration Rights Agreement" shall have the meaning set forth in Section 2.5(a).

     Section 1.82. "Regulatory Filings" shall have the meaning set forth in Section 3.4(e).

     Section 1.83. "Release" shall have the meaning set forth in
Section 3.12(g)(v).

     Section 1.84. "Remaining Equity Commitment" shall mean, on any given date after the Initial Closing, the Total Equity Commitment minus the Initial Purchase Price and, if any Subsequent Purchases shall have occurred, minus the Subsequent Purchase Prices. The Remaining Equity Commitment shall be deemed to be zero on the earlier of (i) the date that the Remaining Equity Commitment equals zero pursuant to the previous sentence or (ii) eighteen months after Stockholder Approval, but not later than June 30, 1999 (unless otherwise extended by Buyer and the Company in their sole discretion).

     Section 1.85. "Schedule Delivery Date" shall have the meaning set forth in Section 3.22.

     Section 1.86. "SEC" shall have the meaning set forth in Section
3.5(a).

     Section 1.87. "Second Closing Date" shall mean the Closing next following Stockholder Approval.

     Section 1.88. "Securities Act" shall have the meaning set forth in Section 3.4(e).

     Section 1.89. "Securities Laws" shall have the meaning set forth in Section 3.5(a).

     Section 1.90. "Stock Purchase" shall have the meaning set forth in Section 2.1.

     Section 1.91. "Stockholders Agreement" shall have the meaning set forth in Section 2.5(a).

     Section 1.92. "Stockholder Approval" shall have the meaning set forth in Section 7.2(a).

     Section 1.93. "Structural Defect" means a condition of the structure of any Company Property resulting from faulty engineering, construction, labor or materials, or from fire or other casualty and in any event includes any condition that could pose a hazard to life or safety.

     Section 1.94. "Subsequent Closing" shall mean each Closing of a Subsequent Purchase.

     Section 1.95. "Subsequent Purchase Price" shall mean the Per
Share Purchase Price multiplied by the number of Purchased Shares purchased by Buyer in a Subsequent Purchase.

     Section 1.96. "Subsequent Purchases" shall have the meaning set forth in Section 2.4(a).

     Section 1.97. "Subsidiaries" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity of which such person, directly or indirectly, (i) owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization or (ii) otherwise controls such corporation, partnership, limited liability company, joint venture, business trust or other entity. Without limiting the generality of the foregoing, the Company's Subsidiaries include each of the entities set forth on
Schedule 3.1(d) as Subsidiaries, but shall not include Affiliated Limited Partnerships.

     Section 1.98. "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

     Section 1.99. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, or any return or declaration of an informational nature required to be filed with the IRS or any other Government Authority.

     Section 1.100. "Termination Event" shall mean the date on which the Remaining Equity Commitment is zero and either (i) the Buyer no longer Beneficially Owns a number of shares of Company Common Stock equal to at least 5% of the outstanding Company Common Stock, on a Fully Diluted Basis, or (ii) the Buyer no longer Beneficially Owns Company Common Stock having an aggregate market value of at least $25,000,000.

     Section 1.101. "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute of the Company and any of its Subsidiaries or Affiliated Limited Partnerships that could reduce Taxes (including, but not limited to, deductions or credits relating to alternative minimum Taxes).

     Section 1.102. "Title Policies" shall have the meaning set forth in Section 3.11(a).

     Section 1.103. "Total Equity Commitment" shall mean
$135,146,550.00.

     Section 1.104. "Transaction Documents" shall mean the
Stockholders Agreement and the Registration Rights Agreement.

     Section 1.105. "Voting Agreements" shall have the meaning set forth in the fifth paragraph hereof.

     Section 1.106. "Welfare Plans" shall have the meaning set forth in Section 3.13(h).


                               ARTICLE 2

                 Purchase and Sale of Shares; Closing

     Section 2.1 Purchase and Sale. Subject to the terms and conditions hereof, from time to time after the date hereof, at each Closing, the Company will sell, convey, assign, transfer, and deliver, and Buyer will purchase and acquire from the Company, an aggregate of up to 9,653,325 shares of Company Common Stock (the "Purchased Shares"); provided, however, that the obligation of Buyer to acquire any Purchased Shares in excess of the number of shares constituting 48.9% of Company Common Stock shall be subject to the condition specified in Section 7.4(d). Each Closing at which Buyer purchases any Purchased Shares is herein referred to as a "Stock Purchase."

     Section 2.2 Consideration. Subject to the terms and conditions hereof, at each Closing, Buyer shall deliver to the Company the Purchase Price with respect to the number of shares of Company Common Stock to be purchased and sold at such Closing by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company.

     Section 2.3 Initial Closing. Subject to the terms and conditions hereof, as promptly as practicable following the date on which the applicable conditions set forth in Sections 7.1, 7.3 and 7.4 shall have been satisfied or duly waived (but in no event prior to August 29, 1997) Buyer will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchase) from the Company, and the Company will sell, convey, assign, transfer and deliver to Buyer, the Initial Number of Shares of Company Common Stock, and Buyer will pay to the Company the Purchase Price for such shares of Company Common Stock (the "Initial Closing").

     Section 2.4 Subsequent Purchases and Sales.

          (a) Subject to the terms and conditions hereof, following the Initial Closing Buyer will purchase and acquire (and the Advancing Party shall advance sufficient funds for such purchase) from the Company, and the Company will sell and deliver to Buyer, subject to satisfaction or waiver of the applicable conditions set forth in Sections 7.2, 7.3 and 7.4, (i) at the Second Closing 3,078,988 Purchased Shares and (ii) after the Second Closing from time to time as determined by the Company (but in any event on or before the earlier of eighteen months after the Stockholder Approval and June 30,
1999) at one or more Subsequent Closings an aggregate of 4,653,325 Purchased Shares (each Closing referred to in clauses (i) and (ii) referred to as a "Subsequent Purchase" and, together, the "Subsequent Purchases").

          (b) At least 20 calendar days prior to a Subsequent Purchase, the Company shall notify (which notice shall be in writing and shall be irrevocable) Buyer of the anticipated date of the Subsequent Closing and the number of Purchased Shares the Company is requiring Buyer to purchase, which shall not be fewer than 715,000 Purchased Shares (or such lesser amount if the number of Purchased Shares to be purchased under the Remaining Equity Commitment is less than 715,000); provided, however, that the notice of the stockholders meeting called to approve the issuance of the Company's Common Stock shall serve as notice for the Second Closing and the Second Closing shall occur on the date of Stockholder Approval if the other conditions thereto specified in this Agreement have been satisfied. Subject to the terms and conditions hereof, the Closing of any Subsequent Purchase shall occur as soon as possible following the date on which the applicable conditions set forth in Sections 7.2, 7.3 and
7.4 shall have been satisfied or duly waived.

          (c) If less than all Purchased Shares shall have been issued and sold at any and all Closings on or before the earlier of eighteen months after the Stockholder Approval and June 30, 1999, then Buyer shall, subject to the satisfaction or waiver of the applicable conditions set forth in Sections 7.3 and 7.4, make a Subsequent Purchase of all such remaining shares from the Company (and the Company shall sell to Buyer) on or before the earlier of eighteen months after Stockholder Approval and June 30, 1999, or as soon thereafter as all conditions to Buyer's obligation to effect the Subsequent Purchase hereunder shall have been satisfied or waived; provided, however, that Buyer may waive the foregoing requirement that such shares be purchased by such date.

     Section 2.5 Additional Agreements and Closing Deliveries.

          (a) Concurrently with the execution of this Agreement, (i) the Company, Buyer and the Advancing Party shall enter into a registration rights agreement substantially in the form attached as Exhibit A (the "Registration Rights Agreement"), (ii) the Company, Buyer and the Advancing Party shall enter into a stockholders agreement substantially in the form attached as Exhibit B (the "Stockholders Agreement") and (iii) Buyer shall have entered into the Voting Agreements with Gary L. Davidson, John A. Booty, David P. Collins, Graham P. Espley-Jones among other persons.

          (b) In addition to the other things required to be done hereby, at each Closing the Company shall deliver or cause to be delivered to Buyer the following: (i) certificates representing the number of shares of Company Common Stock to be issued and delivered at such Closing, free and clear of all Liens (unless created by Buyer or any of its Affiliates), with all necessary share transfer and other documentary stamps attached, (ii) a certificate, dated the relevant Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.3(a), (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to Section 7.3(d), (iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to Buyer at or prior to each Closing and (v) such other instruments reasonably requested by Buyer as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

          (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at each Closing, Buyer shall deliver, or cause to be delivered, to the Company the following:
(i) a certificate, dated the relevant Closing Date and validly executed by Buyer, as contemplated by Section 7.4(a), (ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before each Closing and (iii) such other instruments reasonably requested by the Company as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

     Section 2.6 Time and Place of Closings. Each Closing shall take place on the relevant Closing Date at such place and time as the Company and Buyer shall mutually agree.

     Section 2.7 Right to Assign. Buyer and the Advancing Party may assign their rights and delegate their obligations created hereby to purchase Company Common Stock in accordance with the provisions of
Section 10.5.

     Section 2.8 Limited Transfer Option. In the event that the Company does not receive Stockholder Approval by December 31, 1997 (other than solely as a result of Buyer's material breach of any of its obligations hereunder), Buyer will have the right to transfer Purchased Shares purchased at the Initial Closing subject to the transfer restrictions set forth in Section 5.2 of the Stockholders Agreement.


                               ARTICLE 3

             Representations and Warranties of the Company

     The Company hereby represents and warrants to Buyer as follows in
Section 3.1 through 3.20:

     Section 3.1 Organization and Qualification; Subsidiaries.

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder.

          (b) Each of the Subsidiaries of the Company is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted.

          (c) Each of the Company and its Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (d) Schedule 3.1(d) sets forth the name of each Subsidiary of the Company (whether owned, directly or indirectly, through one or more intermediaries) and each Affiliated Limited Partnership. All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company free and clear of all Liens, except as set forth in Schedule 3.1(d). The following information for each Subsidiary and Affiliated Limited Partnership is set forth in Schedule 3.1(d), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company in the Subsidiary or Affiliated Limited Partnership and the names of and percentage interest held by the other interest holders, if any, in the Subsidiaries, and (iii) any loans from the Company to, or priority payments due to the Company from, the Subsidiary or Affiliated Limited Partnerships, and the rate of return thereon. Except as contemplated hereby and as set forth on
Schedule 3.1(d), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries or Affiliated Limited Partnerships to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries or Affiliated Limited Partnerships except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.2 Authority Relative to Agreements; Board Approval.

          (a) The execution, delivery and performance of this Agreement and the Transaction Documents have been duly and validly authorized by all necessary action on the part of the Company, subject only to Stockholder Approval. This Agreement and the Transaction Documents have been duly executed and delivered by the Company for itself and constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

          (b) The Board has, as of the date hereof, approved this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and determined to recommend that the stockholders of the Company vote in favor of and approve the issuance of Company Common Stock pursuant to this Agreement subject to the fiduciary duty provisions of Section 5.6.

          (c) The shares of Company Common Stock to be acquired pursuant to this Agreement have been duly authorized for issuance and upon issuance will be duly and validly issued, fully paid and nonassessable.

          (d) The issue and sale of the shares of Company Common Stock hereunder will not give any stockholder of the Company the right to demand payment for its shares under California law or give rise to any preemptive or similar rights.

     Section 3.3 Capital Stock.

          (a) The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of Company Common Stock, no par value per share, and 10,000 shares of Series A Convertible Redeemable Preferred Stock, no par value per share ("Company Preferred Stock"). As of the date hereof there were 9,662,990 shares of Company Common Stock issued and outstanding and no shares of Company Preferred Stock issued and outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on
Schedule 3.3(a), the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. As of the date hereof, except as set forth in
Schedule 3.3(a) to this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company.

          (b) Except for interests in the Subsidiaries and the Affiliated Limited Partnerships of the Company and except as set forth in Schedule 3.3(b), none of the Company or any of its Subsidiaries own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or entity (other than investments in short-term investment securities).

     Section 3.4 No Conflicts; No Defaults; Required Filings and
Consents. Neither the execution and delivery by the Company hereof nor the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the Company Charter or Company By-laws;

          (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to any Contract;

          (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (d) subject to the Company obtaining the third party consents set forth in Schedule 3.4(d)-A (with respect to the Initial Closing), and Schedule 3.4(d)-B (with respect to each Subsequent Closing), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancelation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, or change the conversion rate of any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, convertible debenture, or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; or

          (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Secretary of State of California or any national securities exchange on which the Company Common Stock is listed, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.5 SEC and Other Documents; Financial Statements;
Undisclosed Liabilities.

          (a) The Company has delivered or made available to Buyer the registration statement of the Company filed with the Securities and Exchange Commission ("SEC") in connection with the Company's initial public offering of Company Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, which are set forth in Schedule 3.5(a), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). Except as set forth in
Schedule 3.5(a),
the Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted or comments issued by any Government Authority with respect to any of the Company Reports.

          (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (c) Except as and to the extent set forth in the Company Reports and the Company's financial statements filed with the SEC or in any Schedule hereto, to the Company's knowledge, none of the Company or any of its Subsidiaries has any Liabilities (nor do there exist any circumstances) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (d) The books of account and other financial records of the Company and each of its Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all respects in the financial statements included in the Company Reports, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.6 Litigation; Compliance With Law.

          (a) Except as set forth on Schedule 3.6(a), there are no Actions pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which question the validity of this Agreement or any Transaction Document or any action taken or to be taken in connection herewith or therewith. Except as set forth on Schedule 3.6(a), the maximum liability of the Company with respect to each Action set forth on Schedule 3.6(a) is fully covered by policies of insurance described in Section 3.16. Except as disclosed in Schedule 3.6(a), there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

          (b) None of the Company or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties which, if enforced, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.7 Absence of Certain Changes or Events. Except as disclosed in the Company Reports filed with the SEC prior to the date hereof and except as disclosed in Schedule 3.7 since March 31, 1997, the Company and each of its Subsidiaries has conducted its business only in the ordinary course and has operated, constructed, developed, acquired and entered into management contracts and leases in respect of assisted living facilities only in the ordinary course of such business, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, except in accordance with Section 5.5, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its Subsidiaries, other than Commitments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (d) any change in the Company's accounting principles, practices or methods which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.8 Tax Matters and Partnership Status.

          (a) The Company, each of its Subsidiaries and each of its Affiliated Limited Partnerships has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return, as amended (if applicable), is, or will be, as the case may be, complete and accurate in all respects. All Taxes (including Taxes for which no Tax Returns are required to be filed and including payroll and wage withholding Taxes) of the Company and any of its Subsidiaries and Affiliated Limited Partnerships, or for which the Company or any of its Subsidiaries or Affiliated Limited Partnerships is or could otherwise be held liable, have been duly and timely paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken. The Company, each of its Subsidiaries and each of its Affiliated Limited Partnerships has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. None of the Company or any of its Subsidiaries or Affiliated Limited Partnerships has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.8(a), none of the Company or any of its Subsidiaries or Affiliated Limited Partnerships or any of its Employee Benefit Plans or Benefit Arrangements is being audited or examined by any taxing authority with respect to any Tax or is a party to any pending action or proceedings by any taxing authority or other Government Authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income or franchise Tax Returns filed by the Company, each of its Subsidiaries and each of its Affiliated Limited Partnerships for 1994 and 1995 and all communications relating thereto have been delivered to Buyer or made available to representatives of Buyer prior to the date hereof. No claim has been made in writing or, to the Company's knowledge, otherwise by an authority in a jurisdiction where the Company or any of its Subsidiaries or Affiliated Limited Partnerships does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.8(a) and except for any Tax appeal filed by the Company or its Subsidiaries in the ordinary course of business, there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries or Affiliated Limited Partnerships, (i) claimed or raised by any taxing authority, either orally or in writing or (ii) as to which the Company or any of its Subsidiaries or Affiliated Limited Partnerships has knowledge.

          (b) Except as set forth in Schedule 3.8(b), all Tax Assets, deductions and credits (including, but not limited to, the low-income housing credit under Section 42 of the Internal Revenue Code of 1986, as amended) claimed or, in the case a Tax Return for which an extension has been granted, to be claimed, on a Tax Return of the Company or any of its Subsidiaries or Affiliated Limited Partnerships have been or will be, as the case may be, timely and properly claimed.

          (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee, officer, or director of the Company or any of its Affiliates or independent contractor who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code).

          (d) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

          (e) The Affiliated Limited Partnerships are and will continue to be classified as partnerships for United States federal income and all other relevant tax law purposes.

          (f) Except as set forth in Schedule 3.8(f), none of the Company or any of its Subsidiaries or Affiliated Limited Partnerships is a party to or is bound by any agreement, arrangement or practice with respect to Taxes. The Company has delivered to Buyer complete and accurate copies of any such written agreement, arrangement or practice, and complete and accurate descriptions of any such oral agreement, arrangement or practice.

     Section 3.9   Compliance with Agreements; Material Agreements.

          (a) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision of the Company Charter or the Company By-laws or any Contract, except for such defaults or violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (b) The Company and each of its Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Government Authority and all other material reports and statements required to be filed by them, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, and have paid all fees or assessments due and payable in connection therewith, except for such failures to file or pay which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no unresolved violation asserted by any regulatory agency of which the Company has received written notice with respect to any report or statement relating to an examination of the Company or any of its Subsidiaries which, if resolved in a manner unfavorable to the Company or such Subsidiary, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (c) Except as set forth in Schedule 3.9(c), neither the Company nor any Subsidiary is a party to or bound by any:

          (i) employment agreement or employment contract that has an aggregate future liability in excess of $50,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (ii) employee collective bargaining agreement or other contract with any labor union;

          (iii) covenant of the Company or a Subsidiary not to compete;

          (iv) agreement, contract or other arrangement with any current or former officer, director, employee, or Affiliate or relative thereof, of the Company or any Subsidiary (other than employment agreements covered by clause (i) above);

          (v) lease, sublease or similar agreement involving annual payments in excess of $50,000 with any person (other than the Company or a Subsidiary) under which the Company or a Subsidiary is a lessor or sublessor of, or makes available for use to any person (other than the Company or a Subsidiary), (A) any Company Property or (B) any portion of any premises otherwise occupied by the Company or a Subsidiary;

          (vi) lease or similar agreement with any person (other than the Company or a Subsidiary) under which (A) the Company or a Subsidiary is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company or a Subsidiary is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company or a Subsidiary, in any such case which has an aggregate annual future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (vii) (A) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) in excess of $50,000 annually, (B) management, service, consulting or other similar type of contract or (C) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person (other than the Company or a Subsidiary) in excess of $50,000 and is not terminable by the Company or a Subsidiary by notice of not more than 60 days for a cost of less than $50,000;

          (viii) material license, option or other agreement relating in whole or in part to intellectual property (including any license or other agreement under which the Company or a Subsidiary is license or licensor of any such intellectual property);

          (ix) agreement, contract or other instrument under which the Company or a Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than the Company or a Subsidiary) or any other note, bond, debenture or other evidence of indebtedness issued to any person (other than the Company or a Subsidiary);

          (x) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any person (including the Company or a Subsidiary) has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Subsidiary or (B) the Company or a Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person

     (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (xi) agreement, contract or other instrument under which the Company or a Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution in excess of $50,000 to, or other investment in, any person (other than the Company or a Subsidiary);

          (xii) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any Company Property;

          (xiii) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company, a Subsidiary or any predecessor person exclusive of indemnifications included in other documents on Schedule 3.9(c) or granted to sellers of real property owned or leased by the Company or its Affiliates; or

          (xiv) other agreement, contract, management contract, lease, license, commitment or instrument to which the Company or any Subsidiary is a party or by or to which it or any of its assets or business is bound or subject, none of which are, on an individual basis, material to the Company (as opposed to the Company and its Subsidiaries taken as a whole).

Except as set forth in Schedule 3.9(c), all agreements, contracts, leases, licenses, commitments or instruments of the Company or any Subsidiary listed in the Schedules hereto (collectively, the "Contracts") are valid, binding and in full force and effect and are enforceable by the Company or the relevant Subsidiary in accordance with its terms. Except as set forth in Schedule 3.9(c), the Company and the Subsidiaries have performed all material obligations required to be performed by them to date under the Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Except as set forth in Schedule 3.9(c), there are no change of control or similar provisions or any obligations arising under any Contract which are created, accelerated or triggered by the execution, delivery or performance of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

     Section 3.10 Company Charter and Company By-laws; Corporate
Records.

          (a) The Company has delivered to Buyer true and complete copies of the Company Charter and the Company By-laws, as amended to date, and the charter, by-laws, organization documents, partnership agreements of its Subsidiaries, and all amendments thereto. All such documents are listed in Schedule 3.10(a).

          (b) The minute books and other records of corporate proceedings of the Company and each of its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and their Subsidiaries which are corporations, except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related hereto, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of the foregoing have been delivered to Buyer prior to the date hereof. The Company does not keep written records of the partnership proceedings of the Company's Subsidiaries that are partnerships.

     Section 3.11 Properties.

          (a) Schedule 3.11(a) sets forth a complete and accurate list and the address of all real property and inter- ests in real property owned in fee by the Company and the Subsidiaries (individually, an "Owned Property"). Schedule 3.11(a) sets forth a complete list of all real property and interests in real property leased by the Company and the Subsidiaries (individually, a "Leased Property"). The Company or a Subsidiary has (i) good and insurable fee title to all Owned Property and (ii) good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "Company Property" and, collectively, as "Company Properties"), in each case free and clear of all mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (A) such as are set forth in Schedule 3.11(a) or on Schedule 3.9(c), (B) Permitted Liens, (C) financing statements, easements, covenants, rights-of-way and other similar restrictions of record and (D) (I) zoning, building and other similar restrictions, (II) mortgages, liens, security interests, encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto, and (III) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (I), (II) and
(III), individually or in the aggregate, materially impair the continued use and operation of the property to which they relate in the business of the Company and the Subsidiaries, taken as a whole, as presently conducted. Except as set forth on Schedule 3.11(a), to the knowledge of the Company, the current use by the Company and the Subsidiaries of the offices and other facilities located on Company Property does not violate any local zoning or similar land use or government regulations in any material respect. Except as set forth on
Schedule 3.11(a), American Land Title Association policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple title of the Company or its Subsidiaries, as applicable, to each of the Owned Properties in sufficient amounts to avoid co- insurance statutes, subject only to the matters set forth therein (the "Title Policies"), and, to the Company's knowledge, the Title Policies are valid and in full force and effect and no claim has been made under any such policy. The Company has delivered to Buyer true and complete copies of all such policies and of the most recent surveys of the Owned Properties, and true and complete copies of all material exceptions referenced in such policies and the most recent title reports for and surveys of each of the Owned Properties.

          (b) Schedule 3.11(b) sets forth a complete and accurate list of all material commitments, letters of intent or similar written understandings made or entered into by the Company or any of its Subsidiaries as of the date hereof (x) to sell, mortgage, pledge or hypothecate any Owned Properties, which, individually or in the aggregate, are material, or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property or (y) to purchase or to acquire an option, right of first refusal or similar right in respect of any real property, which, individually or in the aggregate, are material, which, in any such case, has not yet been reduced to a written lease or contract, and sets forth with respect to each such commitment, letter of intent or other understanding the principal terms thereof. The Company has delivered to Buyer a true and complete copy of each such commitment, letter of intent or other understanding. Schedule 3.11(b) also sets forth a complete and accurate list of all agreements to purchase real property to which the Company or any Subsidiary is a party.

          (c) Except as set forth in Schedule 3.11(c), none of the Company Properties is subject to any outstanding purchase options nor has the Company or any of its Subsidiaries entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease, lease or other transfer of all or any part of any Company Property, and no person has any right or option to acquire, or right of first refusal with respect to, the Company's or any of its Subsidiaries' interest in any Company Property or any part thereof. None of the Company or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property.

          (d) Schedule 3.11(d) contains a complete and accurate description of any noncompliance by any Company Property, to the Company's knowledge, with any law, ordinance, code, health and safety regulation or insurance requirement other than such noncompliance as would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Schedule 3.11(d) also sets forth the Company's or any Subsidiary's capital expenditure budget and schedule for each Company Property, which describes the capital expenditures which the Company or any Subsidiary has budgeted for such Company Property for the period ending March 31, 1997 (the "Capital Expenditure Budget and Schedule"). The Capital Expenditure Budget and Schedule also describes other capital expenditures as are necessary in order to bring such Company Property into compliance with applicable laws, ordinances, codes, health and safety regulations and insurance requirements (including in respect of fire sprinklers, compliance with the ADA or which the Company otherwise plans or expects to make in order to cure or remedy any construction, electrical, mechanical or other defects, to renovate, rehabilitate or modernize such Company Property, or otherwise, excluding, however, any tenant improvements required to be made under any Company Lease). Except as set forth in the Capital Expenditure Budget and Schedule there are no capital expenditure budgets or projections for periods after March 31, 1998. The costs and time schedules set forth in the Capital Expenditure Budget and Schedule are reasonable estimates and projections. Except as set forth in Schedule 3.11(d), there are no outstanding or, to the Company's knowledge, threatened requirements by any insurance company which has issued an insurance policy covering any Company Property, or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or alterations to be made to any Company Property that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (e) Schedule 3.11(e) contains a list of each Company Property which consists of or includes undeveloped land or which is in the process of being developed or redeveloped (collectively, the "Development Properties") and a brief description of the development or redevelopment intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development schedule therefor prepared by or for the Company or any Subsidiary (collectively, the "Development Budget and Schedule"). Except as set forth on Schedule 3.11(e), each Development Property is zoned for the lawful development or redevelopment thereon of the applicable Project, and the Company or its Subsidiaries have obtained all permits, licenses, consents and authorizations required for the lawful development or redevelopment thereon of such Project, except only for such failure to meet the foregoing standards as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the Company's knowledge, there are no material impediments to or constraints on the development or redevelopment of any Project in all material respects within the time frame and for the cost set forth in the Development Budget and Schedule applicable thereto. In the case of each Project the development of which has commenced, to the Company's knowledge, the costs and expenses incurred in connection with such Project and the progress thereof are consistent and in compliance in all material respects with the Development Budget and Schedule applicable thereto. The Company has made available to Buyer all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company at any time since the Company's initial public offering, which relate to the Development Properties or the Projects.

          (f) The Company and each of its Subsidiaries have good and sufficient title to all the personal and non- real properties and assets reflected in their books and records as being owned by them (including those reflected in the balance sheets of the Company and its Subsidiaries as of March 31, 1997, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all Liens, except for Permitted Liens which are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

          (g) Schedule 3.11(g) sets forth all structural and engineering reports that are in the Company's possession or control, true and correct copies of all of which have been heretofore delivered to Buyer. Except as disclosed in such reports, the Company has received no notice of, and has no knowledge of any Structural Defect at any Company Property that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     Section 3.12 Environmental Matters.

          (a) Except as disclosed in the Company Environmental Reports, each of the Company and its Subsidiaries has obtained, and now maintains as currently valid and effective, all permits, certificates of financial responsibility and other governmental authorizations required to be obtained by the Company or any Subsidiary under the Environmental Laws (the "Environmental Permits") in connection with the operation of their respective businesses and properties. Except as disclosed in the Company Environmental Reports, each of the Company and its Subsidiaries, and each of the Company Properties is and has been in compliance with all terms and conditions of the Environmental Permits and all Environmental Laws, except only to an extent which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any circumstances or conditions that may prevent or interfere with such compliance in the future.

          (b) Each of the Company and its Subsidiaries has provided to Buyer evidence of all formal communications, oral or written (whether from a Government Authority, citizens' group, employee or other person), which the Company has received regarding (x) alleged or suspected noncompliance of any of the Company Properties with any Environmental Laws or Environmental Permits or (y) alleged or suspected Liability of the Company or its Subsidiaries under any Environmental Law, which noncompliance or Liability would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (c) There are no liens or encumbrances on any of the Company Properties which arose pursuant to or in connection with any Environmental Law or Environmental Claim and, to the Company's knowledge, no government actions have been taken or threatened to be taken or are in process which are reasonably likely to subject any Company Property to such liens or other encumbrances.

          (d) Except as disclosed in Schedule 3.12(d) (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or set forth in the Company Environmental Reports, no Environmental Claim has been asserted or, to the Company's knowledge, threatened that may result in a Liability in excess of $100,000 with respect to the operations or the businesses of the Company or its Subsidiaries, or with respect to the Company Properties. Except as set forth in the Company Environmental Reports, no circumstances, past or present actions, conditions, events or incidents which exist with respect to the Company or its Subsidiaries or the Company Properties that would reasonably be expected to result in any such Environmental Claim in excess of $100,000 being asserted, in any such case, against (i) the Company or its Subsidiaries, or (ii) to the Company's knowledge, any person whose liability for any Environmental Claims the Company or its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          (e) Except as disclosed in Schedule 3.12(e) (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), or set forth in the Company Environmental Reports, (i) none of the Company or its Subsidiaries has been notified or anticipates being notified of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalents pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., or analogous state laws, (ii) no Materials of Environmental Concern are present on, in or under any Company Property in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (iii) none of the Company or its Subsidiaries has Released or arranged for the Release of any Materials of Environmental Concern at any location to an extent or in a manner which would reasonably be expected to result in a Material Adverse Effect, (iv) no underground storage tanks, surface impoundments, disposal areas, pits, ponds, lagoons, open trenches or disused industrial equipment is present at any of the Company Properties in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, (v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at any of the Company Properties in a manner or condition that is reasonably likely to give rise to an Environmental Claim which would reasonably be expected to result in a Material Adverse Effect, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) except as set forth on Schedule 3.12(e) to the Company's knowledge no friable asbestos and no friable asbestos- containing material is present at any of the Company Properties and no Employee, agent, contractor or subcontractor of the Company or its Subsidiaries or any other person is now or has in the past been exposed to friable asbestos at any Company Property, except, in the case of each of the matters set forth in this subpart (vi), for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (f) Schedule 3.12(f) contains a list of each environmental report prepared for the Company or its Subsidiaries or otherwise in the possession of any of them with respect to the environmental condition of any of the Company Properties (collectively, the "Company Environmental Reports"). The Company has previously delivered or made available to Buyer true and complete copies of each Company Environmental Report. To the Company's knowledge, none of the matters disclosed by the Company Environmental Reports would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company has no knowledge of any facts or circumstances relating to the environmental condition of any property owned, leased or otherwise held by the

Company that is not a Company Property that are reasonably likely to result in a Material Adverse Effect.

          (g) For purposes hereof, the terms listed below shall have the following meanings:

          (i) "Claim" shall mean all actions, causes of action, suits, judgments, executions, claims, Liabilities and demands whatsoever, in law or equity.

          (ii) "Environmental Claim" shall mean any Claim investigation or notice by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

          (iii) "Environmental Laws" shall mean federal, state, and local laws, ordinances, common law, orders, statutes, and regulations relating to the pollution or protection of the environment or of flora or fauna or their habitat or of human health and safety, or to the cleanup or restoration of the environment.

          (iv) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products and hazardous substances or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

          (v) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

     Section 3.13 Employees and Employee Benefit Plans.

          (a) Schedule 3.13(a) sets forth a complete and accurate list of all employment agreements between the Company or any of its Subsidiaries and employees of the Company or any of its Subsidiaries. Except for the employees who are parties to such employment agreements, all of the employees of the Company and each of its Subsidiaries are employed on an at-will basis (except for restrictions or limitations on the at-will basis of such employees imposed by law or equity or general principles of law or equity).

          (b) Schedule 3.13(b) sets forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which cover Employees of the Company or any of its Subsidiaries with respect to their employment relationship with the Company or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, the Company has made available to Buyer true and complete copies of: (i) the plans and related trust documents and amendments thereto,
(ii) the most recent summary plan descriptions, if any, and the most recent annual report, if any, and (iii) the most recent actuarial valuation (to the extent applicable).

          (c) With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension

Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, (iii) none of the Company or any of its Subsidiaries has any funding commitment or other accrued liabilities except as set forth on
Schedule 3.13(c) or as reserved for in the financial statements in or incorporated by reference into the Company Reports, and (iv) there are and have been no prohibited transactions involving any Company Plan and in the case of each of clauses (i), (ii), (iii) and (iv), except for such matters as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (d) Except as set forth on Schedule 3.13(d), none of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and to the Company's knowledge, no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

          (e) There are no pending or, to the Company's knowledge, anticipated claims (excluding claims for benefits incurred in the ordinary course of Company Plan activities) against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

          (f) Neither the Company nor any of the ERISA Affiliates has, at any time after September 25, 1980, contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA).

          (g) Except as required by the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or requirements of state law and regulations and except as set forth on Schedule 3.13(g), the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits described in Section 3(l) of ERISA to any Employee or former Employee following his retirement or termination of employment and, to the Company's knowledge, the Company and its Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any Employee or former Employee that such benefits would be provided.

          (h) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by the Company or a Subsidiary or in which the Company or a Subsidiary participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of the Company or a Subsidiary providing employee or executive compensation or benefits to Employees maintained or contributed to by the Company or a Subsidiary, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of the Company or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities (other than such liabilities that arise solely out of, or relate solely to, the Company Plans) of the ERISA Affiliates (other than the Company and its Subsidiaries) under (i) Title IV of ERISA, (ii)
Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations.

          (i) To the Company's knowledge, with respect to each Company Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under such plan, on a termination basis, (iii) no reportable event within the meaning of
Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this Agreement will not result in the occurrence of any such reportable event, and (iv) all premiums due to the Pension Benefit Guaranty Corporation have been timely paid in full.

          (j) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or
Section 4204 of ERISA.

          (k) Except as set forth in Schedule 3.13(k), neither the execution and delivery of this Agreement and the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

     Section 3.14 Labor Matters. Except as set forth in Schedule 3.14, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.14 (none of which matters would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

     Section 3.15 Affiliate Transactions. Schedule 3.15 sets forth a complete and accurate list of all transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Company or any of its Subsidiaries since January 1, 1997 which are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws. A true and complete copy of all agreements or contracts relating to any such transaction have been made available to Buyer prior to the date hereof.

     Section 3.16 Insurance. The Company maintains insurance policies, including liability policies, covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and each of its Subsidiaries (collectively, the "Insurance Policies"), which are of a type and in amounts customarily carried by persons conducting businesses similar to those of the Company. Schedule 3.16 sets forth a complete and accurate summary of the Insurance Policies. There is no material claim by the

Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     Section 3.17 Proxy Statement. The Proxy Statement and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by Buyer for inclusion or incorporation by reference therein) will not, as of the date such Proxy Statement is first mailed to the stockholders of the Company and as of the time of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

     Section 3.18 Regulatory Compliance.

          (a) Compliance with Law. Except as set forth in Schedule 3.18(a), to the knowledge of the Company, neither the Company nor any Subsidiary is the subject of any investigation, nor has any investigation or prosecution or other action been threatened by any Governmental Entity or any private entity or person regarding non-compliance with any Law and no basis exists for any such investigation or prosecution. None of the Company, any of the Subsidiaries, or any individual employed by the Company or any of the Subsidiaries, to the knowledge of the Company, may reasonably be expected to have criminal culpability or to be excluded from participation in any Medical Reimbursement Program for its or his corporate or individual actions or failure to act. To the Company's knowledge, there is no executive officer of the Company or any Subsidiary continuing to be employed by the Company or any of the Subsidiaries who may reasonably be expected to have individual culpability for matters under investigation by the OIG or other Governmental Entity.

          (b) Billing. Current billing policies, arrangements, protocols, and instructions comply in all material respects with requirements of Medical Reimbursement Programs and are administered by properly trained personnel, except as set forth in Schedule 3.18(b). The Company and each Subsidiary has complied with all applicable Medicare and all other third party pay or billing policies, procedures, limitations and restrictions, and there is no pending or threatened recoupment or penalty action or proceedings against the Company or any Subsidiary under the Medicare program or by any other third party payor, except for such non-compliance, actions or proceedings that individually or in the aggregate would not have a Material Adverse Effect. The Company's current operations do not require compliance with Blue Cross/Blue Shield, Medicaid or CHAMPUS policies, procedures, limitations or restrictions.

          (c) Licenses and Permits. The Company and each of the Subsidiaries has obtained, and maintain in force, all Permits required from any Governmental Entity to operate their respective businesses and to occupy, operate and use any buildings, improvements, fixtures and equipment owned or leased in connection with the operation of assisted living facilities to provide the level one, two and three services described in the Company's 1997 Form 10-K at all locations by the Company or any of the Subsidiaries, and all such Permits are valid and in full force and effect and shall remain so upon consummation of the transactions contemplated by this Agreement with only such exceptions that would not, individually or in the aggregate, have a Material Adverse Effect. All of the Permits referenced in the foregoing sentence have been issued in the name of the Company or the applicable Subsidiary or Affiliated Limited Partnership having an ownership or leasehold interest in the facilities referenced therein. The Company's Subsidiary, Pro Motive Rehabilitative Services, Inc., has a valid license to provide rehabilitation therapy services under Part B of the Medicare Program. No Permits of the Company or any Subsidiary have been suspended, canceled or terminated and, to the knowledge of the Company, no suspension, cancelation or termination of any such Permits is threatened or imminent. Each employee of the Company and of each of the Subsidiaries (including, but not limited to, each facility administrator) has obtained, and maintains in force, all licenses, permits or similar authorizations required to authorize such employee to perform his or her duties on behalf of the Company and the Subsidiaries with only such exceptions that, individually and in the aggregate, would not have a Material Adverse Effect.

          (d) Certain Payments. Neither the Company nor any Subsidiary, nor any director, officer or employee of the Company or any Subsidiary acting for or on behalf of the Company or any Subsidiary, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company or any Subsidiary: (i) any bribe, kickback or other similar payment to any Governmental Entity or any agent of any supplier or customer; or (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

          (e) Third Party Payors; Medicare. To the extent required in the ordinary course of their business, the Company and each Subsidiary is qualified for the conduct of the Company's business in the ordinary and regular course, for participation in the Medicare program and is a party to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder, except as set forth in Schedule 3.18(e) and such exceptions that would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of the Subsidiaries has filed or will timely file all claims or other reports required to be filed with respect to the purchase of services by third-party payors, including, but not limited to, the Medical Reimbursement Programs. All such claims or reports are or will be complete and accurate in all material respects. The Company and each of the Subsidiaries has paid or has properly recorded on the Company's financial statements all actually known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and neither the Company nor any Subsidiary has any material liability to any payor with respect thereto, except as has been fully reserved for in the Company's financial statements. Except as set forth in Schedule 3.18(e), there are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare claims determinations or other reports required to be filed by the Company or any Subsidiary in order to be paid by a payor for services rendered. Neither the Company nor any of the Subsidiaries, nor any of their respective directors, officers, employees, partners, consultants or stockholders has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare program-related offense. Neither the Company nor any of the Subsidiaries, nor any of their respective directors, officers, stockholders, or to the Company's knowledge, their current employees, partners or consultants, has committed any offense which may serve as the basis for suspension or exclusion from the Medicare program, including, but not limited to, defrauding a government program, loss of a license to provide health care services, and failure to provide quality care.

          (f) Fraud and Abuse. The Company, each of the Subsidiaries, and their respective directors, officers and employees and the other persons and entities providing professional services for the Company and the Subsidiaries, have not engaged in any activities which are in violation of Sections 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. ss.ss. 1320a-7a, 1320a-7b, 1320a-7c and
1395nn), the False Claims

Act (31 U.S.C. ss. 3729 et seq.), the False Statements Acts (18 U.S.C. ss. 2002), the Program Fraud Civil Penalties Act (31 U.S.C. ss. 3801 et seq.), California Business and Professions Code ss.ss. 650, 650.01 and 650.01, California Labor Code ss.ss. 139.3 and 139.31, California Health and Safety Code ss. 445, California Welfare and Institutions Code ss.ss. 14107, 14107.2 and 14107.3, or related regulations or other federal or state laws and regulations, including, but not limited to, the following:

          (i) knowingly and wilfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (ii) knowingly and wilfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (iii) failure to disclose knowledge by a Medicare or Medicaid claimant or a claimant under any Medical Reimbursement Program of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

          (iv) knowingly and wilfully offering, paying, soliciting or receiving any renumeration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Medical Reimbursement Program or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by any Medical Reimbursement Program; or

          (v) referring or billing a patient for designated health services (as defined in 42 U.S.C. ss. 1395nn) or providing designated health services to a patient upon a referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. ss. 1395nn applies.

     Section 3.19 Vote Required. The affirmative vote of the holders of a majority (including the Advancing Party and its Controlled Affiliates (as defined in the Stockholders Agreement) for purposes of determining a quorum but not for determining a majority) of the outstanding shares of Company Common Stock entitled to vote hereon and duly present in person or by proxy at a meeting duly called to vote hereon (and with each share of Company Common Stock entitled to one vote per share) is the only vote of the holders of any class or series of Company Stock necessary to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby. The record date for such vote will be established on or after the date of the Initial Closing.

     Section 3.20 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby for which Buyer or any of its Affiliates will be responsible other than Salomon Brothers Inc (the "Broker"). The fee of the Broker shall be paid by the Company pursuant to a separate agreement between the Company and the Broker. The Company agrees to indemnify and hold harmless Buyer and its successors and assigns from and against any and all claims, losses, liabilities and expenses, including without limitation reasonable attorneys' fees, disbursements and charges, arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any agent, broker, investment banker or other firm or person, including without limitation the Broker, who claims to have dealt with the Company in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby.

     Section 3.21 Knowledge Defined. As used herein, the phrase "to the Company's knowledge" (or words of similar import) means the actual knowledge of any of Gary L. Davidson, John A. Booty, David P. Collins, Graham P. Espley-Jones, Sheila M. Muldoon, Patrick M. Donovan, Erik K. Davidson, Brian Flornes and each president of each division of the Company and includes any facts, matters or circumstances (i) set forth in the files maintained by such person, (ii) that would be known by such persons after the exercise of reasonable inquiry and (iii) set forth in any written notice from any Government Authority or any other material written notice received by the Company or any of its Subsidiaries from any other person, and also including any matter of which Buyer informs the Company in writing.

     Section 3.22 Delivery of Schedules. The Company hereby covenants that all schedules to be delivered pursuant to this Article 3 shall be delivered by the Company on or prior to the date 7 Business Days from the date hereof (such date, the "Schedule Delivery Date").

     Section 3.23 Certain Information. If Buyer obtains knowledge prior to the Initial Closing that any of representations or warranties of the Company set forth in this Article 3 are untrue in any respect and Buyer nevertheless elects to acquire Company Common Stock at the Initial Closing, then such breach shall be deemed to have been waived by the Buyer and the Company shall have no liability to Buyer in respect thereof. For the purposes of this Section, Buyer shall be deemed to have knowledge of any such matter only if (i) such matter is set forth in a schedule to this Agreement, (ii) such matter was set forth in a letter, memorandum or other written communication from the Company that specifically states that such letter, memorandum or other written communication is being delivered pursuant to this Section 3.23 or (iii) Buyer has actual knowledge of such matter a result of its due diligence review contemplated by this Agreement.


                               ARTICLE 4

   Representations and Warranties of Buyer and the Advancing Party

     Buyer and the Advancing Party hereby jointly and severally represent and warrant to the Company as follows:

     Section 4.1 Organization.

          (a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

          (b) The Advancing Party is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Advancing Party has all requisite power and authority to enter into this Agreement and the

Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

     Section 4.2 Due Authorization. The execution, delivery and performance of this Agreement and the Transaction Documents to which Buyer and the Advancing Party are parties have been duly and validly authorized by all necessary action on the part of Buyer and the Advancing Party. This Agreement and the Transaction Documents to which Buyer and the Advancing Party are parties have been duly executed and delivered by each of Buyer and the Advancing Party for itself and constitute the valid and legally binding obligations of Buyer and the Advancing Party, enforceable against Buyer or the Advancing Party, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

     Section 4.3 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement nor the performance by Buyer or the Advancing Party, as the case may be, of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien or charge of any kind upon any of the properties or assets of Buyer or the Advancing Party, as the case may be, pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer or the Advancing Party, as the case may be, or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer or the Advancing Party, as the case may be, is bound, except for filings after any Closing under Section 13(d) or
Section 16 of the Exchange Act.

     Section 4.4 Acquisition for Investment; Sophistication; Source of
Funds.

          (a) Buyer is acquiring the Company Common Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Buyer has no present intention or plan to effect any distribution of shares of Company Common Stock, provided that the disposition of Company Common Stock owned by Buyer shall at all times be and remain within its control, subject to the provisions of this Agreement and the Transaction Documents.

          (b) Buyer is able to bear the economic risk of the acquisition of Company Common Stock pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment. At the Initial Closing and at each subsequent Closing, the Advancing Party shall have available and shall advance to Buyer all of the funds necessary to satisfy Buyer's obligations hereunder and to pay any related fees and expenses in connection with the foregoing.

          (c) Each of Buyer and the Advancing Party is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.


     Section 4.5 Proxy Statement. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement will, as of the date the Proxy Statement is first mailed to the stockholders of the Company and as of the time of the meeting of the stockholders of the Company in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 4.6 Brokers or Finders. No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer, or the Advancing Party, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer or the Advancing Party in connection with this Agreement or any of the transactions contemplated hereby for which the Company or any of its Affiliates will be responsible. Buyer agrees to indemnify and hold harmless the Company from and against any and all claims, losses, liabilities and expenses, including without limitation reasonable attorneys' fees, disbursements and charges, arising out of any claim or demand for commissions or other compensation for bringing about this transaction by any agent, broker, investment banker or other firm or person (excluding the Broker) who claims to have dealt with the Buyer in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby.

     Section 4.7 Investment Company Matters. Neither the Advancing Party nor Buyer is, and after giving effect to the purchase of Company Common Stock contemplated hereby neither will be, an "investment company" or an entity "controlled" by an "investment Company", as such terms are defined in the Investment Company Act of 1940, as amended.


                               ARTICLE 5

                    Covenants Relating to Closings

     Section 5.1 Taking of Necessary Action.

          (a) Each party hereto agrees to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions precedent set forth in Article 7 to be satisfied.

          (b) As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement (the "Proxy Statement") by which the Company's stockholders will be asked to approve, among other things, the issuance of shares of Company Common Stock contemplated hereby. The Proxy Statement as initially filed with the SEC, as it may be amended and refiled with the SEC and as it may be mailed to the Company's stockholders, shall be in form and substance reasonably satisfactory to Buyer. The Company shall use its reasonable efforts to respond to any comments of the SEC and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time. As promptly as practicable after the date hereof, the Company shall prepare and file any other filings required of the Company or its Subsidiaries under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, and state takeover laws (the "Other Filings"). The Company and Buyer will notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply each other with copies of all correspondence between each of them or any of their respective representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any Other Filing. The Proxy Statement and any Other Filing shall comply in all material respects with all applicable requirements of law. Buyer shall provide the Company all information about Buyer required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with the Company in taking the actions described in this paragraph. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, the Company or Buyer, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement. Subject to the provisions of Section 5.6, the Proxy Statement shall include the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of and approve the Amended Company Charter and the issuance of Company Common Stock pursuant to this Agreement.

          (c) The Company shall call a meeting of its stockholders to be held as promptly as practicable (and in no event later than December 31, 1997) for the purpose of voting upon the transactions (including the issuance of Company Common Stock) contemplated hereby; provided that should a quorum not be obtained at such meeting of the stockholders, the meeting of the stockholders shall be postponed or adjourned (but in no event to a date later than December 31, 1997) in order to permit additional time for soliciting and obtaining additional proxies or votes.

          (d) The Company shall obtain the consents set forth in each of Schedules 3.4(d)-A and 3.4(d)-B.

          (e) Except as provided on Schedule 5.1(e), from the date hereof until the sooner to occur of (A) the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board, and (B) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, (i) no grant or award of options or other similar equity-related or incentive compensation shall be made pursuant to or by amendment to the agreements listed on Schedule 3.9(e), and (ii) any employment, stock option or other agreement entered into and which contains a change-of-control or similar provision shall contain only a change-of-control provision approved by Buyer.

     Section 5.2 Registration Rights Agreement. Concurrent with the execution of this Agreement, the Company, the Advancing Party and Buyer shall enter into the Registration Rights Agreement.

     Section 5.3 Stockholders Agreement. Concurrent with the execution of this Agreement, the Company, the Advancing Party and Buyer shall enter into the Stockholders Agreement.

     Section 5.4 Public Announcements; Confidentiality.

          (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in Section 5.4(b), all news releases and other public information disclosures with respect to this Agreement and the Transaction Documents and any of the transactions contemplated hereby or thereby will require the mutual approval of Buyer and the Company before such release or disclosure is made. If a party is required by law or any stock exchange or similar rule to issue a news release or other public announcement, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

          (b) Buyer agrees that all information provided to Buyer or any of its representatives pursuant to this Agreement shall be kept confidential, and Buyer shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, investors, lenders, legal advisors, accountants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available other than as a result of unauthorized disclosure by Buyer or by persons to whom Buyer has made such information available, (2) is or becomes available to Buyer on a non- confidential basis from a third party that is not, to Buyer's knowledge, bound by any other confidentiality agreement with the Company, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

          (c) When requested by the Company, Buyer shall immediately return or destroy (and confirm in writing to the Company such fact) the confidential information, including all copies, reproductions, summaries, or extracts thereof, then in Buyer's or its representatives' possession, excluding this Agreement and the Transaction Documents, and shall not retain any copies, extracts or other reproductions in whole or in part of such material, other than this Agreement and the Transaction Documents. Such return shall not abrogate Buyer's continuing obligations under this Agreement. This provision shall not survive the Initial Closing.

          (d) In the event that Buyer is requested or required (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the confidential information, Buyer shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy. In the event such protection or other remedy is not obtained and Buyer is required to provide such confidential information or stand subject to contempt or other censure or penalty, Buyer shall give the Company written notice of the confidential information to be disclosed as far in advance of its disclosure as is practicable and, upon the Company's request and at the Company's expense, use it reasonable efforts to obtain assurances that confidential treatment will be accorded to such confidential information. In the event such information is requested, or is the subject of a subpoena, pursuant to an informal or formal inquiry or investigation by the SEC, any U.S. state securities or blue sky authority, and U.S. or foreign stock exchange or regulatory authority, Buyer shall be free to disclose such information thereto without a protective order.

          (e) Buyer and the Company agree that money damages would not be a sufficient remedy for any breach of the Agreement by the other party or its representatives and that in addition to all other remedies the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, Buyer further agrees to waive and to use its best efforts to cause its representatives to waive an requirement for the securing or posting of any bond in connection with such remedy.

     Section 5.5 Conduct of the Business.

          (a) Except for transactions contemplated hereby, during the period from the date of this Agreement to the earlier of (A) the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board and (B) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, each of the Company and each Subsidiary, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby or set forth on Schedule 5.5(a), (x) will conduct its business and will engage in transactions only in the ordinary course consistent with past practice, and (y) will not:

          (i) acquire in a single transaction or group of related transactions, whether by merger, consolidation, purchase of stock or assets or other business combination, any business or assets having a value in excess of 1% of the Company's assets;

          (ii) sell or dispose in a single transaction or group of related transactions, whether by merger, consolidation, sale of stock or assets or other business combination, any business or assets having a value in excess of 1% of the Company's assets;

          (iii) incur or issue any additional indebtedness (including for this purpose any indebtedness evidenced by notes, debentures, bonds, leases or other similar instruments, or secured by any lien on any property, conditional sale obligations, obligations under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business) and obligations under letters of credit or similar credit transactions) in a single transaction or group of related transactions, enter into a guaranty, or engage in any other financing arrangement having a value in excess of 1% of the Company's assets;

          (iv) approve any annual operating budgets of the Company;

          (v) make any material change in the executive management of the Company or enter into any material agreement or arrangement with any members of the executive management of the Company;

          (vi) except for grants of options or the issuance of shares of Company Common Stock pursuant to the agreements listed on
     Schedule 3.3(a), change the number of shares of the authorized or issued capital stock of the Company or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of the capital stock of the Company or declare, set aside or pay any extraordinary dividend, other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company, or redeem or otherwise acquire any shares of such capital stock other than, (i) to a wholly owned Subsidiary thereof or (ii) to directors or employees of the Company or a Subsidiary in connection with any employee benefit plan approved by the shareholders of the Company (provided, however, that in connection with any transaction described in this clause, Buyer shall be entitled, to the extent so provided in Section 4.2 of the Stockholders Agreement, to a participation right on the terms set forth in Section 4.2 of the Stockholders Agreement as if all of the Purchased Shares were issued and owned by Buyer at the time of such transaction, with any additional shares of capital stock (as such term is used in Section 4.2 of the Stockholders Agreement) which Buyer shall have the right to purchase by virtue of such participation right to be issued and purchased only at the time of the Subsequent Closing, and subject to the satisfaction or waiver of the conditions applicable to the purchase of Purchased Shares thereat);

          (vii) change the Company's dividend policy;

          (viii) amend or otherwise modify, or terminate, any material Contract, or enter into any joint venture, lease or management agreement or other material agreement of the Company;

          (ix) request any Subsequent Purchases;

          (x) transact with Affiliates;

          (xi) enter into any business other than the ownership, management, operation and development of assisted living facilities and businesses related thereto;

          (xii) pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of an order for relief against it in an involuntary case, (iii) consent to the appointment of a custodian of it or for all or substantially all of its property, (iv) make a general assignment for the benefit of its creditors;

          (xiii) subject to the right of the Company to terminate this Agreement pursuant to Section 9.1(b)(iii) hereof, (i) sell, lease, transfer, convey or otherwise dispose (other that by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person, (ii) adopt a plan relating to the liquidation or dissolution of the Company, or (iii) the consummate any transaction (including, without limitation, any merger or consolidation) the result of which is that any person other than the Buyer, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of stock having more than 50% of the voting power of the Company;

          (xiv) change any provision of the Company Charter or the Company By-laws;

          (xv) purchase or lease or enter into a binding agreement to purchase or lease any real property without Buyer's prior written consent, including the purchase of any of the properties which are the subject of the purchase agreements, letters of intent or other arrangements described in Schedule 3.11(b) or the other Schedules hereto;

          (xvi) enter into any employment agreement, or permit any of its Subsidiaries to enter into any employment agreement with any officer or other employee;

          (xvii) make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or fail to make any Tax payments or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment if any such actions, individually or in the aggregate, would have the effect of materially increasing the Tax liability of or reducing any Tax Asset of the Company or any of its Subsidiaries or Affiliated Limited Partnerships; or

          (xviii) adopt any "poison pill" or other similar shareholders' rights plan.

The Buyer will use reasonable efforts to approve any matter as to which the Company has requested Buyer's consent under this Section; provided, however, that Buyer shall be deemed to have consented to such matter if Buyer has not approved or disapproved such matter within ten calendar days of receipt (by any means other than facsimile transmission) of all documents related to such matter accompanied by a notice to Buyer stating that if Buyer fails to approve or disapprove such matter within ten (10) calendar days Buyer shall be deemed to have approved such matter.

          (b) During the period from the date of this Agreement until the earlier of (i) a Termination Event and (ii) if the Stockholder Approval vote fails, the date of the stockholder meeting at which the Stockholder Approval failed, each of the Company and each Subsidiary will not engage in the actions set forth in Section 5.5(a)(xii) through (xiv), except as otherwise consented to or approved by Buyer in writing. The provisions of this Section 5.5(b) shall survive until a Termination Event, if any, shall have occurred.

     Section 5.6 No Solicitation of Transactions. Unless and until this Agreement is terminated in accordance with its terms, none of the Company or its Subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors or employees of such party or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's Subsidiaries to take any such action, and the Company shall notify Buyer orally (within one Business Day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which any officer or director of the Company may receive relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver to Buyer a copy of such inquiry or proposal; provided, however, that nothing contained in this Section shall prohibit the Board from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or prohibit the Board from taking such other actions as may be required to comply with its fiduciary obligations. If the Board determines with the advice of counsel that failure to do so could be held to violate its fiduciary duties, it may provide information in response to an unsolicited proposal. If the Company receives a bona fide proposal for a Competing Transaction that the Board determines in good faith (based on the advice of a nationally recognized financial advisor) may provide greater value to the Company and its stockholders than the transactions contemplated by this Agreement, it may enter into negotiations with respect to such proposal. The Company will notify Buyer of any such superior proposal not less than two Business Days prior to entering into any definitive agreement with respect to a Competing Transaction; provided, however, that in no event shall the Company enter into a definitive agreement with respect to a Competing Transaction less than five Business Days after the Company's initial notification to Buyer of an inquiry or proposal relating to a Competing Transaction. Within the two-Business-Day or five-Business-Day period referred to above, Buyer may propose an improved transaction.

     Section 5.7 Information and Access. From the date hereof until the date on which the Remaining Equity Commitment shall be zero, (i) the Company and its Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (1) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (2) all other information concerning their businesses, personnel and the Company

Properties as Buyer may reasonably request, and (ii) without limiting the generality of the foregoing, Buyer shall have the right to (1) conduct or cause to be conducted an environmental, physical, structural, electrical, mechanical and other inspection and review of any Company Properties, for which inspection Buyer will and hereby does indemnify and hold the Company harmless from any and all damages whatsoever caused by such inspection, or (2) request that the Company update, at Buyer's expense, any existing reports, reviews or inspections thereof, in which case the Company shall promptly so update its reports, reviews and inspections and cause them to be certified to Buyer by the firm or person who prepared such report or conducted such review or inspection. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the Company or its Subsidiaries.

     Section 5.8 Notification of Certain Matters. Each of Buyer and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party to so notify the other party shall not be deemed a breach of this Agreement.

     Section 5.9 HSR Filing. Each of Buyer and the Company shall use its best faith efforts to comply as soon as possible with the requirements of the HSR Act to the extent applicable to the transactions contemplated by this Agreement and the Transactions Documents and shall make their initial filings with the Federal Trade Commission and the United States Department of Justice as soon as practical. Each of Buyer and the Company agrees to use its best faith efforts to satisfy any requests for additional information or other requirements imposed by the Federal Trade Commission or the Department of Justice in connection with the transactions contemplated by this Agreement and the Transactions Documents as soon as practical and, if requested by any party to this Agreement, to request early termination of any waiting period otherwise imposed by statute.

     Section 5.10 Amendment of Company By-laws. The Company shall take all action necessary to amend the Company By-laws to provide that, from and after the date on which the Investor Nominees (as defined in the Stockholders Agreement) first become members of the Board until a Termination Event, if any, (i) the Board will be increased to eleven members, (ii) any action other than in the ordinary course and the appointment of members of the Company's audit and compensation committees, including without limitation actions described in Section 5.5(a), will require (x) the affirmative vote of at least eight members of the board acting at a duly convened meeting of the Board or
(y) with respect to certain matters to be agreed upon by the Company and Buyer prior to the Initial Closing, will require the affirmative vote or at least four members of the Executive Committee acting at a duly convened meeting of the Executive Committee and (iii) the Investor Nominees (as such term is defined in the Stockholders Agreement) shall be entitled to vote in favor of directing the Company to make any Subsequent Closing but shall not be entitled to vote if a proposed request to make any Subsequent Closing has been otherwise approved by a majority of the members of the Board who are not Investor Nominees. The Company By-laws shall also provide that to the maximum extent permitted by law the Executive Committee shall be delegated the authority to approve any matter described in clause (ii) of the immediately preceding sentence.

                               ARTICLE 6

                     Certain Additional Covenants

     Section 6.1 Resale. Buyer acknowledges and agrees that the Company Common Stock that Buyer will acquire in any Stock Purchase will not be registered under the Securities Act and may only be sold or otherwise disposed of in one or more transactions registered under the Securities Act and, where applicable, relevant state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available, and Buyer agrees that the certificates representing such Company Common Stock shall bear a legend with respect to the restrictions on transfer under the Securities Act and under applicable state securities laws. Prior to any proposed transfer of the Purchased Shares, unless such transfer is made pursuant to an effective registration statement under the Securities Act, Buyer will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Purchased Shares may be sold or otherwise transferred without registration under the Securities Act. The Company will remove the legend relating to Securities Act restrictions from any Purchased Shares at any time two years after issuance if Buyer delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such Purchased Shares are no longer subject to transfer restrictions under the Securities Act. Upon original issuance thereof, and until such time as the same shall have been registered under the Securities Act or sold pursuant to Rule 144 promulgated thereunder (or any similar rule or regulation) each stock certificate for the Purchased Shares shall bear any restricted securities legend required pursuant to the Stockholders Agreement, unless such legend is no longer required thereunder.

     Section 6.2 Use of Funds. The Company shall use the funds received from Stock Purchases to (i) reduce indebtedness of the Company, (ii) fund the acquisition, development and redevelopment of assisted living facilities and (iii) pay expenses pursuant to Section 9.3.

     Section 6.3 Guarantee. The Advancing Party hereby unconditionally and irrevocably guarantees and agrees to be responsible for the payment and performance of all of Buyer's obligations hereunder.

     Section 6.4 Loan. The Advancing Party will arrange a $15 million bank loan for the Company on commercially reasonable terms by August 15, 1997, which loan will be repaid in full by the Company from proceeds of the sale of Purchased Shares at the Initial Closing.

                               ARTICLE 7

                        Conditions to Closings

     Section 7.1 Conditions of Purchase at Initial Closing. The obligation of Buyer to purchase and pay for the Purchased Shares at the Initial Closing is subject to satisfaction or waiver of each of the following conditions precedent:

          (a) HSR Filing. Buyer and the Company shall have received authorization under the HSR Act to enter into the transactions contemplated by this Agreement.

          (b) Due Diligence. Buyer shall have completed its due diligence investigations of the Company and shall not have elected to terminate this Agreement as provided in Section 9.1(a).

          (c) Loan Repayment. The Company shall repay in full any loans made pursuant to Section 6.4 from the proceeds of the sale of Purchased Shares at the Initial Closing.

     Section 7.2 Conditions to Purchase at Second Closing. The obligations of Buyer to purchase and pay for the Purchased Shares at the Second Closing are subject to satisfaction or waiver of each of the following conditions precedent:

          (a) Stockholder Approval. The issuance of Company Common Stock pursuant to this Agreement and the other transactions contemplated by this Agreement and the Transaction Documents shall have been approved by the majority vote (including Company Common Stock owned by the Advancing Party and its Controlled Affiliates (as defined in the Stockholders Agreement) for purposes of determining a quorum but not for determining a majority) of the Company's stockholders ("Stockholder Approval").

          (b) Company Charter. The Company Charter shall be amended to allow the expansion of the Board of Directors as provided for in the Stockholders Agreement.

          (c) Company By-laws. The Company By-laws shall be amended substantially in the form attached hereto as Exhibit C, which form (i) amends Section 3.10 of the Company By-laws to require a supermajority vote of the Board for all actions taken by the Board and (ii) requires Board approval for all actions specified in Section 5.10 of this Agreement.

     Section 7.3 Conditions of Purchase at All Closings. The obligations of Buyer to purchase and pay for the Purchased Shares at each Closing (including the Initial Closing and any Subsequent
Closing, except where otherwise indicated) are subject to satisfaction or waiver of each of the following conditions precedent:

          (a) Representations and Warranties; Covenants. The representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.3(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreements of the Company to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for the Company's obligation to deliver the relevant shares of Company Common Stock at the relevant Closing and in, the case of the Initial Closing, the covenants set forth in Sections 5.1(e), 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect (provided, however that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect or qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). As to each Closing other than the Initial Closing, no condition to the obligations of Buyer to purchase and pay for the Purchased Shares at the Initial Closing, and that was not duly waived by Buyer, shall have failed to be satisfied as of the Initial Closing. The Company shall have delivered to Buyer at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the relevant Closing Date to such effect. In making any determination as to Material Adverse Effect under this Section 7.3(a), the matters set forth in such Section shall be aggregated and considered together.

          (b) No Material Breach. The Company shall be in compliance in all material respects with its covenants and other obligations under this Agreement and the Transaction Documents. The Company shall have satisfied the conditions of Section 7.3(a), except in each case for any Breaching Matters waived by Buyer in accordance with the terms hereof.

          (c) No Injunction. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Purchased Shares.

          (d) Consents. The Company shall have obtained (i) the consents set forth in Schedule 3.4(d)-A in the case of the Initial Closing, (ii) the consents set forth in Schedule 3.4(d)-B in the case of Subsequent Closings and (iii) with respect to any Subsequent Closing that would result in Buyer owning more than 48.9% of then outstanding Company Common Stock, the written consent of Meditrust Acquisition Corporation III satisfactory in form and substance to Buyer.

          (e) No Material Adverse Change. Since March 31, 1997, there shall not have been any change, circumstance or event which has had or would reasonably be expected to have a Material Adverse Effect.

     Section 7.4 Conditions of Sale. The obligation of the Company to issue and sell any Purchased Shares at any Closing (including the Initial Closing and each Subsequent Closing, except where otherwise indicated below) is subject to satisfaction or waiver of each of the following conditions precedent:

          (a) Representations and Warranties; Covenants. The representations and warranties of Buyer and the Advancing Party contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the relevant Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)), other than, in all such cases, such failures to be true and/or correct as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby; provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of this Section 7.4(a) such materiality or Material Adverse Effect qualification will be in all respects ignored (but subject to the overall standard as to Material Adverse Effect set forth immediately prior to this proviso). The covenants and agreement, of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects, other than (except for Buyer's obligation to pay the relevant Purchase Price at the relevant Closing, and, as to the Initial Closing, except for Buyer's covenants set forth in Sections 5.2 and 5.3, as to which the proviso set forth in this other-than clause shall not apply) for such failures to have been performed as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or Buyer's ability to consummate the transactions contemplated hereby (provided, however, that if any such covenant or agreement is already qualified in any respect by materiality or as to Material Adverse Effect for purposes of determining whether this condition has been satisfied, such materiality or Material Adverse Effect qualification will be in all respects ignored and such covenant or agreement shall have been performed in all respects without regard to such qualification (but subject to the overall exception as to Material Adverse Effect set forth immediately prior to this proviso)). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing Date to such effect.

          (b) Stockholder Approval. Except in the case of the Initial Closing, the issuance of the Company Common Stock pursuant to this Agreement shall have received Stockholder Approval.

          (c) No Injunction. There shall not be in effect any final order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions which would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Purchased Shares.

          (d) Consents. The Company shall have obtained (i) the consents set forth in Schedule 3.4(d)-A in the case of the Initial Closing, (ii) the consents set forth in Schedule 3.4(d)-B in the case of Subsequent Closings and (iii) with respect to any Subsequent Closing resulting in Buyer acquiring more than 48.9% of then outstanding Company Common Stock, the consent of Meditrust Acquisition Corporation III with respect to that portion of the Subsequent Closing that exceeds 48.9% of then outstanding Company Common Stock, provided, however, that such consent will only be required with respect to Purchased Shares of the Subsequent Closing exceeding 48.9% and failure to receive such consent will be a condition precedent only with respect to such Purchased Shares.


                               ARTICLE 8

                       Survival; Indemnification

     Section 8.1 Survival. Except as otherwise provided in this Agreement, all representations, warranties and (except as provided by the last sentence of this Section 8.1) covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive the Initial Closing and any Subsequent Closing until the first anniversary of the latest of the Initial Closing and any Subsequent Closing. No Action or proceeding may be brought with respect to any of the representations and warranties, or any of the covenants or agreements which survive until such first anniversary, unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty or breach of covenant or agreement, shall have been delivered to the party alleged to have breached such representation or warranty or such covenant or agreement prior to such first anniversary; provided, however, that, if Buyer shall have complied with this Section 8.1, the damages for breach by the Company of any of the representations and warranties, or any of the covenants or agreements which survive until such first anniversary, shall be measured with respect to all of Buyer's purchases of Company Common Stock hereunder and not with respect only to Buyer's purchases hereunder made prior to such first anniversary, but such measurement shall not in any event include any shares of Company Stock that Buyer may have purchased other than from the Company. Those covenants or agreements that contemplate or may involve actions to be taken or obligations in effect after the Initial Closing (including Section 5.5(b)) shall survive in accordance with their terms.

     Section 8.2 Indemnification by Buyer or the Company.

          (a) Subject to Section 8.1, from and after any Closing Date, Buyer shall indemnify and hold harmless the Company, its successors and assigns, from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Loss and Expenses") suffered, directly or indirectly, by the Company by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by Buyer in or pursuant to this Agreement, or (ii) any failure by Buyer or the Advancing Party to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

          (b) Subject to Section 8.1, from and after any Closing Date, the Company shall indemnify and hold harmless Buyer, its successors and assigns, from and against any and all Loss and Expenses, suffered, directly or indirectly, by Buyer by reason of, or arising out of, (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by the Company in or pursuant to this Agreement and any statements made in any certificate delivered pursuant to this Agreement, or (ii) any failure by the Company to perform or fulfill any of its covenants or agreements set forth herein. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Loss and Expenses include a party's incidental or consequential damages.

          (c) Notwithstanding the foregoing, (i) neither Buyer nor the Company shall be responsible for any Loss and Expenses as provided by paragraphs (a) and (b), respectively, of this Section 8.2 until the cumulative aggregate amount of such Loss and Expenses suffered by Buyer or the Company, as the case may be, exceeds $100,000, in which case Buyer or the Company, as the case may be, shall then be liable for all such Loss and Expenses, and (ii) the cumulative aggregate indemnity obligation of each of Buyer and the Company under this
Section 8.2 shall in no event exceed the actual aggregate amount paid by Buyer for the shares of Company Common Stock purchased by it from the Company pursuant to this Agreement. Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the indemnifying party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this
Article 8.

     Section 8.3 Third-Party Claims. If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Article, such Indemnified Party shall promptly notify the indemnifying party in writing of such claims setting forth such claims in reasonable detail; provided, however, the foregoing notwithstanding, the failure of any Indemnified Party to give any notice required to be given hereunder shall not affect such Indemnified Party's right to indemnification hereunder except to the extent the indemnifying party from whom such indemnity is sought shall have been prejudiced in its ability to defend the claim or action for which such indemnification is sought by reason of such failure. The indemnifying party shall have 20 days after receipt of such notice to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party. The Indemnified Party shall not pay or settle any claim which the indemnifying party is contesting. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the Indemnified Party within 20 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

                               ARTICLE 9

                              Termination

     Section 9.1 Termination. (a) This Agreement may be terminated at any time prior to the Initial Closing by:

          (i) the mutual consent of the Company and Buyer;

          (ii) Buyer (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by the Company that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by the Company contained herein;

          (iii) the Company (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Buyer that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Buyer contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to Buyer;

          (iv) Buyer, acting in its sole discretion, shall have elected to terminate this Agreement for any reason by notice to the Company given on or before the later to occur of July 23, 1997 and six Business Days after the date on which all the schedules contemplated by Section 3.22 are delivered to Buyer; or

          (v) either the Company or Buyer, if the Initial Closing shall not occur prior to December 31, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe any material covenant or agreement set forth herein required to be performed or observed by such party on or before the date of the Initial Closing.

          (b) This Agreement may be terminated at any time by:

          (i) either the Company or Buyer, in the event that the stockholders of the Company vote upon and fail to approve the issuance of Company Common Stock contemplated hereby (it being understood that the Initial Closing shall have occurred prior to the date of the meeting of holders of shares of Company Stock to so approve);

          (ii) Buyer, (1) if the Board shall have withdrawn, modified or failed to make or refrained from making its recommendation that the stockholders of the Company approve the issuance of Company Common Stock pursuant to this Agreement as provided for in Section 3.2(b) and Section 5.1(b) or (2) if the Board of Directors of the Company at any time refuses to reaffirm, at Buyer's request, such recommendation and its determination to make such recommendation to the stockholders of the Company, except, in each case, as permitted by Section 5.6, or (3) if no meeting at which the stockholders of the Company are asked to vote upon the transactions contemplated by this Agreement shall have duly occurred on or prior to December 31, 1997; or

          (iii) The Company, if the Board in compliance with Section
     5.6 hereof determines in good faith to terminate in favor of a Competing Transaction, subject to the Company's obligation to pay Buyer certain fees pursuant to Section 9.3 hereof.

     Section 9.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 3.20 and 4.7 (Brokers or Finders), 5.4 (Public Announcements; Confidentiality), 9.3 (Expenses), 10.2 (Governing law), and 10.4 (Notices), and, in the event of any termination following any Closing hereunder, the provisions of Article 8 (Survival; Indemnification), and any related definitional, interpretive or other provisions necessary for the logical interpretation of such provisions, shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

     Section 9.3 Expenses.

          (a) Except as set forth in this Agreement, whether or not any Stock Purchase is consummated and regardless of any reason for which this Agreement may have been terminated pursuant to Section 9.1 (other than Section 9.1(a)(iv)), all costs and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby, including without limitation, reasonable fees, expenses and reimbursements of counsel to Buyer, reasonable out-of-pocket expenses incurred by Buyer and Buyer's agents and representatives incurred in performing due diligence and all other reasonable out-of-pocket expenses incurred by Buyer in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (collectively, "Buyer's Expenses") shall be paid by the Company. In the event this Agreement shall be terminated pursuant to Section 9.1(a)(iv), the Company's obligation to pay Buyer's Expenses shall be limited to the first $250,000 of Buyer's Expenses and one-half of the next $750,000 of Buyer's Expenses.

          (b) In addition to the rights of Buyer pursuant to Section
2.8 of this Agreement, if (i) the Board shall have not recommended stockholder approval of this Agreement and the transactions contemplated hereby (or shall have withdrawn or modified such a recommendation) and the Company's stockholders shall have failed for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder) to approve the same by the requisite vote (as set forth in the definition of the term "Stockholder Approval") at the Company's stockholders' meeting held in accordance with the terms hereof, (ii) the Company shall have failed to duly convene such stockholders' meeting on or prior to December 31, 1997 or (iii) the Board shall have not recommended stockholder approval of this Agreement and the transactions contemplated hereby (or shall have withdrawn or modified such a recommendation) and the Second Closing has not occurred on or before January 31, 1997 (provided that Buyer is not in material default under this Agreement, that Buyer has not breached any of its representations and warranties in any material respect, and that Buyer has satisfied in all material respects its covenants relating to the Second Closing and contemplated by the terms hereof to be performed at or prior to the time of the Company's stockholders' meeting), then the Company shall make payment to Buyer by wire transfer, within five Business Days after the earliest to occur of the conditions set forth in clauses (i) through (iii) above, of the amount equal to the sum of (1) all amounts due Buyer pursuant to Section 9.3(a), (2) $6,000,000 as an adjustment to the purchase price of the Initial Number of Shares and (3) a breakup fee in the amount equal to $7,000,000 (the "Breakup Fee"). Alternatively, if the Board shall have recommended stockholder approval of this Agreement and the transactions contemplated hereby (and not withdrawn or modified such a recommendation) and either (i) the Company's stockholders shall have failed for any reason (other than as a result of Buyer's breach of any of its material obligations hereunder) to approve the same or (ii) the Second Closing has not occurred on or before January 31, 1998 (provided that Buyer is not in material default under this Agreement, that Buyer has not breached any of its representations and warranties in any material respect, and that Buyer has satisfied in all material respects its covenants relating to the Second Closing and contemplated by the terms hereof to be performed at or, prior to the Company's stockholder meeting) then the Company shall make payment to Buyer by wire transfer, within five Business Days after the stockholders' vote, of an amount equal to the sum of (1) all amounts due Buyer pursuant to Section 9.3(a) and (2) $8,650,000 as an adjustment to the purchase price of the Initial Number of Shares. If the transactions contemplated by this Agreement do not close as the result of the Company's knowing and wilful breach of a material representation, warranty or covenant contained herein or in any of the Transaction Documents (and Buyer shall not be in breach of any of its material obligations hereunder), the Company shall make payment to Buyer by wire transfer, within five Business Days after notice from Buyer to the Company of the occurrence of such event, of an amount equal to the sum of (1) all amounts due Buyer pursuant to Section 9.3(a) and (2) $13,000,000 as an adjustment to the purchase price of the Initial Number of Shares and as a breakup fee.


                              ARTICLE 10

                             Miscellaneous

     Section 10.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     Section 10.2 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     Section 10.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

     Section 10.4 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

         ARV Assisted Living, Inc.
         245 Fischer Avenue, D-1
         Costa Mesa, CA 92626
         Attention: Gary L. Davidson and Sheila Muldoon
         Telecopy Number: (714) 435-7102

         with a copy to:

         Latham & Watkins
         650 Town Center Drive, 20th Floor
         Costa Mesa, CA 90071
         Attention:  William J. Cernius
         Telecopy Number:  (714) 755-8290

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

         Lazard Freres Real Estate Investors L.L.C.
         Thirty Rockefeller Plaza, 63rd Floor
         New York, NY 10020
         Attention: Robert P. Freeman, Murry N. Gunty & Klaus Kretschmann Telecopy Number: (212) 332-5980

         with a copy to:

         Cravath, Swaine & Moore
         825 Eighth Avenue
         New York, NY 10019
         Attention: Kevin J. Grehan, Esq.
         Telecopy Number: (212) 474-3700

     Section 10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Buyer and the Advancing Party shall be permitted to assign any of their rights hereunder to any Affiliate of Buyer or the Advancing Party, provided that such Affiliate agrees to be bound hereby and by the Stockholders Agreement, and provided that Buyer and the Advancing Party shall remain liable hereunder, and provided that any bona fide financial institution to which any Buyer, the Advancing Party or any permitted transferee has Transferred (as that term is used in the Stockholders Agreement) (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Buyer and which has agreed to be bound by this Agreement and the Stockholders Agreement shall also be entitled to enforce the rights of Buyer and the Advancing Party hereunder.

     Section 10.6 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

     Section 10.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

     Section 10.8 Interpretation; Absence of Presumption.

          (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires,
(ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 10.9 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

     Section 10.10 Further Assurances. The Company and Buyer agree that, from time to time, whether before, at or after any Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

     Section 10.11 Specific Performance. Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     Section 10.12 Joint and Several Liability. The obligations and liabilities of Buyer and the Advancing Party under or in connection with this Agreement are joint and several.

     Section 10.13 Interpretation of Schedules. Any matter set forth on any Schedule shall be deemed to be referred to on all other
Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

     Section 10.14 Acknowledgment of Company's Right to Take Certain Actions. Notwithstanding anything to the contrary herein, the Company may, at its sole discretion, reincorporate the Company under the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                         ARV ASSISTED LIVING, INC.



                         by: /s/ Gary L. Davidson
                             -----------------------------------
                              Name:  Gary L. Davidson
                              Title: Chairman
                                      & Chief Executive Officer


                         PROMETHEUS ASSISTED LIVING LLC

                              by:  Lazard Freres Real Estate Investors
                                   L.L.C., its sole member


                                   by: /s/ Robert P. Freeman
                                      ---------------------------
                                      Name:  Robert P. Freeman
                                      Title: President


                         LAZARD FRERES REAL ESTATE INVESTORS L.L.C.


                              by: /s/ Robert P. Freeman
                                  -------------------------------
                                 Name:  Robert P. Freeman
                                 Title: President

                                                        EXHIBIT A










       -------------------------------------------------------








                     REGISTRATION RIGHTS AGREEMENT

                             by and among

                       ARV ASSISTED LIVING, INC.

                                  and

                    PROMETHEUS ASSISTED LIVING LLC

                              dated as of

                             July 14, 1997








       -------------------------------------------------------

                           TABLE OF CONTENTS

                                                                  Page
Section 1.  Definitions............................................1
     (a)  "Agreement"..............................................1
     (b)  "Buyer"..................................................1
     (c)  "Commencement Date"......................................1
     (d)  "Commission".............................................1
     (e)  "Company"................................................1
     (f)  "Company Registration Expenses"..........................1
     (g)  "Demand Registration"....................................1
     (h)  "Exchange Act"...........................................1
     (i)  "NASD"...................................................2
     (j)  "Registrable Securities".................................2
     (k)  "Registration Expenses"..................................2
     (l)  "Registration Suspension Period".........................2
     (m)  "Securities Act".........................................2
     (n)  "Stock Purchase Agreement"...............................2
     (o)  "Suspension Notice"......................................2
     (p)  "Underwritten/Placed Offering"...........................2

Section 2.  Demand Registration....................................2
     (a)  Obligation to File.......................................2
     (b)  Black-Out Periods of Buyer...............................3
     (c)  Number of Demand Registrations...........................4
     (d)  Size of Demand Registration..............................4
     (e)  Notice...................................................4
     (f)  Expenses.................................................4
     (g)  Selection of Underwriters................................4

Section 3.  Incidental Registrations...............................5
     (a)  Notification and Inclusion...............................5
     (b)  Cut-back Provisions......................................5
     (c)  Expenses.................................................6
     (d)  Duration of Effectiveness................................6
     (e)  Limitation on Availability...............................6

Section 4.  Registration Procedures................................6

Section 5.  Requested Underwritten Offerings.......................9

Section 6.  Preparation; Reasonable Investigation..................9

Section 7. Indemnification.........................................9
     (a)  Indemnification by the Company...........................9
     (b)  Indemnification by Buyer................................10
     (c)  Notices of Claims, etc..................................10
     (d)  Other Indemnification...................................11
     (e)  Indemnification Payments................................11
     (f)  Contribution............................................11

Section 8.  Covenants Relating to Rule 144........................11

                                                                  Page
Section 9.  Miscellaneous.........................................12
     (a)  Counterparts............................................12
     (b)  Governing Law...........................................12
     (c)  Entire Agreement........................................12
     (d)  Notices.................................................12
     (e)  Successors and Assigns..................................13
     (f)  Headings................................................13
     (g)  Amendments and Waivers..................................13
     (h)  Interpretation; Absence of Presumption..................13
     (i)  Severability............................................14

                         REGISTRATION RIGHTS AGREEMENT (the
                    "Agreement") dated as of July 14, 1997, by and among ARV Assisted Living, Inc., a California corporation (the "Company"), and Prometheus Assisted Living LLC, a Delaware limited liability company ("Buyer"). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).


                               RECITALS:

          WHEREAS, the Company, the Advancing Party and Buyer have entered into a Stock Purchase Agreement, dated as of July 14, 1997 (the "Stock Purchase Agreement") that provides for the purchase by Buyer and sale by the Company to Buyer of shares of Company Common Stock; and

          WHEREAS, in order to induce Buyer to enter into the Stock Purchase Agreement, the Company has agreed to provide the registration rights set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          Section 1. Definitions. As used herein, the following terms shall have the following meanings:

          (a) "Agreement" shall have the meaning set forth in the first paragraph hereof.

          (b) "Buyer" shall mean Buyer together with any other
     Investor as defined in the Stockholders Agreement.

          (c) "Commencement Date" shall mean the second anniversary of the date of this Agreement.

          (d) "Commission" shall mean the Securities and Exchange
     Commission, and any successor thereto.

          (e) "Company" shall have the meaning set forth in the first paragraph hereof.


          (f) "Company Registration Expenses" shall mean the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company's performance of or compliance with this Agreement, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities.

          (g) "Demand Registration" shall have the meaning set forth in Section 2(a).

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations thereunder.

          (i) "NASD" shall mean the National Association of Securities Dealers, Inc.

          (j) "Registrable Securities" shall mean (i) any and all shares of Company Common Stock acquired by Buyer pursuant to the Stock Purchase Agreement, (ii) any and all securities acquired by Buyer pursuant to Section 3.2 of the Stockholders Agreement, and
     (iii) any securities issued or issuable with respect to any Company Common Stock or other securities referred to in clause
     (i) or (ii) by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act or (C) such securities are eligible to be resold pursuant to Rule 144(k).

          (k) "Registration Expenses" shall mean all registration, filing and stock exchange or NASD fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, messenger and delivery expenses, any fees and disbursements of any separate counsel retained by Buyer, and transfer taxes, if any, and any premiums and other costs of policies of insurance obtained by Buyer against liabilities arising out of the public offering of securities, including Company Registration expenses, but specifically excludes any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such securities and all underwriting discounts and commissions.

          (l) "Registration Suspension Period" shall have the meaning set forth in Section 2(b).

          (m) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations thereunder.

          (n) "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

          (o) "Suspension Notice" shall have the meaning set forth in
     Section 2(b).

          (p) "Underwritten/Placed Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public or on behalf of a person other than the Company through an agent for sale to the public.

          Section 2. Demand Registration

          (a) Obligation to File. At any time following the Commencement Date, promptly upon the written request of Buyer, the Company will use its reasonable best efforts to file with the Commission a registration statement under the Securities Act for the offering of all of the Registrable Securities which Buyer requests to be registered (the "Demand Registration"). The Demand Registration shall be on an appropriate form and the Demand Registration and any form of prospectus included therein shall reflect such plan of distribution or method of sale as Buyer notifies the Company, including the sale of some or all of the Registrable Securities in a public offering or, if requested by Buyer, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which the seller undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradeable in the United States, (ii) in a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which the seller undertakes to effect a registration after the conclusion of such placement to permit such shares to be freely tradeable by the purchasers thereof, or (iii) in a transaction under Rule 144A of the Securities Act, if available, in connection with which the seller undertakes to effect a registration after the conclusion of such transaction to permit such shares to be freely tradeable by the purchasers thereof. The Company shall use its reasonable best efforts to cause the Demand Registration to become effective, and, upon the request of Buyer, keep the Demand Registration effective for up to 90 days, unless the distribution of securities registered thereunder has been earlier completed; provided, however, that if such Demand Registration will require the Company to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which the Company would otherwise be required to prepare and file such audited financial statements, then Buyer must notify the Company at least thirty days in advance of the date upon which such audited financial statements will be required to be filed. During the period during which the Demand Registration is effective, the Company shall supplement or make amendments to the Demand Registration, if required by the Securities Act or if reasonably requested by Buyer or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

          (b) Black-Out Periods of Buyer. Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require Buyer not to sell under the Demand Registration or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to Buyer, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an existing shelf registration statement, in either case, pertaining to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 75 days following the effective date of such registration statement or the date of filing of the final prospectus supplement, and (ii) the Company shall be entitled to require Buyer not to sell under the Demand Registration or to suspend the effectiveness thereof (but not for a period exceeding 75 days in any calendar year) if the Company determines, in its good faith judgment, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or public disclosure thereof would be required prior to the time such disclosure might otherwise be required, or when the Company is in possession of material information that it deems advisable not to disclose in a registration statement.

          Once any registration statement filed pursuant to this
     Section 2 or in which Registrable Securities are included pursuant to Section 3 has been declared effective, any period during which the Company fails to keep such registration statement effective and usable for resale of Registrable Securities for the period required by Section 4(b) shall be referred to as a "Registration Suspension Period". A Registration Suspension Period shall commence on and include the date that the Company gives written notice to Buyer of its determination that such registration statement is no longer effective or usable for resale of Registrable Securities (the "Suspension Notice") to and including the date when the Company notifies Buyer that the use of the prospectus included in such registration statement may be resumed for the disposition of Registrable Securities.

          (c) Number of Demand Registrations. The Company shall be obligated to effect, under this Section 2, only six Demand Registrations (no more than two of which may be requested in any two-year period). A Demand Registration shall not be deemed to have been effected, nor shall it be sufficient to reduce the number of Demand Registrations available to Buyer under this
     Section 2, if such registration cannot be used by Buyer for more than 60 days as a result of any stop order, injunction or other order of the Commission or other Government Authority for any reason other than an act or omission of Buyer and all the Registerable Securities registered thereunder are not sold.

          (d) Size of Demand Registration. The Company shall not be required to effect a Demand Registration of less than a fair market value, based on the closing market price on the trading day immediately prior to the date of notice (as reported in the Wall Street Journal), of $10,000,000, except that if the fair market value, based on the closing market price on the trading day immediately prior to the date of notice (as reported in the Wall Street Journal), of the Registrable Securities outstanding is less than $10,000,000, then the Company shall be required to effect a Demand Registration of all of the remaining Registrable Securities outstanding.

          (e) Notice. The Company shall give Buyer prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 2(b).

          (f) Expenses. All Registration Expenses incurred in connection with the first four Demand Registrations which may be requested under this Section 2 shall be borne by the Company, with Buyer only paying underwriting fees and discounts. All Registration Expenses and underwriting fees and discounts incurred in connection with any further Demand Registrations which may be requested under this Section 2 shall be borne by Buyer.

          (g) Selection of Underwriters. Any and all underwriters or other agents involved in any sale of Registrable Securities pursuant to a registration statement contemplated by this Section 2 shall include such underwriter(s) or other agent(s) as selected by Buyer and approved by the Company, which approval shall not be unreasonably withheld; provided that any Affiliate of Buyer shall in all events be approved by the Company.

          Section 3. Incidental Registrations

          (a) Notification and Inclusion. If the Company proposes to register for its own account any common equity securities of the Company or any securities convertible into common equity securities of the Company under the Securities Act (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, a registration on Form S-4 relating to a business combination or similar transaction permitted to be registered on such Form S-4, a registration on Form S-8 relating solely to the sale of securities to participants in a stock or employee benefit plan, a registration permitted under Rule 462 under the Securities Act registering additional securities of the same class as were included in an earlier registration statement for the same offering, and declared effective) the Company shall, at each such time after the Commencement Date until Buyer no longer holds Registerable Securities, promptly give written notice of such registration to Buyer. Upon the written request of Buyer given within 10 days after receipt of such notice by Buyer, the Company shall seek to include in such proposed registration such Registrable Securities as Buyer shall request be so included and shall use its reasonable best efforts to cause a registration statement covering all of the Registrable Securities that Buyer has requested to be registered to become effective under the Securities Act. The Company shall be under no obligation to complete any offering of securities it proposes to make under this Section 3 and shall incur no liability to Buyer for its failure to do so. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Buyer and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) and (ii) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

          (b) Cut-back Provisions. If a registration pursuant to this
     Section 3 involves an Underwritten/Placed Offering of the securities so being registered, whether or not solely for sale for the account of the Company, which securities are to be distributed by or through one or more underwriters of recognized standing under underwriting terms customary for such transaction, and the underwriter or the managing underwriter, as the case may be, of such

     Underwritten/Placed Offering shall inform the Company of its belief that the amount of securities requested to be included in such registration or offering exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the Company will include in such registration (i) first, all the securities of the Company which the Company proposes to sell for its own account or the account of others (other than Buyer) requesting inclusion in such registration pursuant to rights to registration on request, and (ii) second, to the extent of the amount which the Company is so advised can be sold in (or during the time of) such offering, Registrable Securities and other securities requested to be included in such registration, pro rata among Buyer and others exercising incidental registration rights, on the basis of the shares of Company Common Stock owned by all such persons.


          (c) Expenses. The Company shall bear and pay all Company Registration Expenses incurred in connection with any registration of Registrable Securities pursuant to this Section 3 for Buyer and all Registration Expenses incurred in connection with any registration of any securities for the Company's own account referred to in the first sentence of Section 3(a), and Buyer shall bear and pay all Registration Expenses (other than Company Registration Expenses) and all underwriting fees and discounts incurred in connection with any registration of Registrable Securities pursuant to this Section 3 for Buyer.

          (d) Duration of Effectiveness. At the request of Buyer, the Company shall, subject to Section 2(b), use its reasonable best efforts to keep any registration statement for which Registrable Securities are included under this Section 3 effective and usable for up to 90 days (subject to extension for the length of any Registration Suspension Period), unless the distribution of securities registered thereunder has been earlier completed; provided, however, that in no event will the Company be required to prepare or file audited financial statements with respect to any fiscal year by a date prior to the date on which the Company would be so required to prepare and file such audited financial statements if such registration statement were no longer effective and usable.

          (e) Limitation on Availability. The registration rights set forth in Section 2 shall not be exercisable unless Buyer is at the time permitted to sell Registrable Securities pursuant to
     Section 4.3 of the Stockholders Agreement and the registration rights set forth in this Section 3 shall not be exercisable unless Buyer is at the time permitted to sell Registrable Securities pursuant to Section 4.3 or 5.2 of the Stockholders Agreement.

          Section 4. Registration Procedures. In connection with the filing of any registration statement as provided in Section 2 or 3, the Company shall use its reasonable best efforts to, as expeditiously as reasonably practicable:

          (a) prepare and file with the Commission the requisite registration statement (including a prospectus therein) to effect such registration and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by Buyer copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to Buyer;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of and the date which is 90 days after the date of initial effectiveness of such registration statement;

          (c) furnish to Buyer such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as Buyer may reasonably request;

          (d) register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as Buyer shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of the securities owned by Buyer, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

          (e) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other Government Authority as may be reasonably necessary to enable Buyer to consummate the disposition of such Registrable Securities;

          (f) furnish to Buyer a signed counterpart, addressed to Buyer (and the underwriters, if any), of

               (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to Buyer, and

               (ii) to the extent permitted by then applicable rules of professional conduct, a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

          (g) immediately notify Buyer at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Buyer promptly prepare and furnish to Buyer a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (h) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which Buyer shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five Business Days prior to the filing thereof;

          (i) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

          (j) list all Company Common Stock covered by such registration statement on any securities exchange on which any of the Company Common Stock is then listed.

Buyer shall furnish in writing to the Company such information regarding Buyer (and any of its affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities, and such other information requested by the Company as is necessary for inclusion in the registration statement relating to such offering pursuant to the Securities Act and the rules of the Commission thereunder. Such writing shall expressly state that it is being furnished to the Company for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be.

     Buyer agrees by acquisition of the Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g) of this Section 4, Buyer will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) of this Section 4.

          Section 5. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offerings by Buyer, under a registration requested pursuant to Section 2(a), the Company will enter into a customary underwriting agreement with such underwriters for such offering, to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 7. Buyer shall be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of Buyer. Buyer shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding Buyer and Buyer's intended method of distribution and any other representation or warranty required by law.

          Section 6. Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement under the Securities Act, the Company will give Buyer, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of Buyer's and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          Section 7. Indemnification

          (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless Buyer, each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse Buyer and each such underwriter and controlling person for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by Buyer or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof, and provided, further, that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus or supplement to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Buyer or any such underwriter or controlling person and shall survive the transfer of such securities by Buyer.

          (b) Indemnification by Buyer. The Buyer will, and hereby does, indemnify, and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 7) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, and each other person who participates as an underwriter in the offering or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Buyer specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by Buyer.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.

          (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 7 (with appropriate modifications) shall be given by the Company and Buyer with respect to any required registration or other qualification of securities under any federal or state law or regulation of Governmental Authority other than the Securities Act.

          (e) Indemnification Payments. The Indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (f) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the expense, loss, damage or liability, (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

          Section 8. Covenants Relating to Rule 144. The Company will file in a timely manner (taking into account any extensions granted by the Commission), information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of Buyer, deliver to Buyer a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of Company Common Stock and the number of shares of Company Preferred Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or
Section 15(d) of the Exchange Act, the Company will, at its expense, forthwith upon the written request of Buyer, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

          Section 9. Miscellaneous

          (a) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9, provided receipt of copies of such counterparts is confirmed.

          (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          (c) Entire Agreement. This Agreement (including agreements incorporated herein) contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements or understandings between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

          (d) Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

         ARV Assisted Living, Inc.
         245 Fischer Avenue, D-1
         Costa Mesa, CA 92626
         Attention: Gary L. Davidson and
                    Sheila Muldoon
         Telecopy Number: (714) 759-9283

         with a copy to:

         Latham & Watkins
         650 Town Center Drive
         20th Floor
         Costa Mesa, CA 92626
         Attention: William J. Cernius
         Telecopy: (714) 755-8290

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

         Prometheus Assisted Living LLC
         c/o Lazard Freres Real Estate Investors L.L.C.
         30 Rockefeller Plaza, 63rd Floor
         New York, NY 10020
         Attention: Robert P. Freeman, Murry N. Gunty and
                    Klaus Kretschmann
         Telecopy Number: (212) 838-3239

         with a copy to:

         Cravath, Swaine & Moore
         825 Eighth Avenue
         New York, NY 10019
         Attention: Kevin J. Grehan, Esq.
         Telecopy Number: (212) 474-3700

          (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither party shall be permitted to assign any of its rights hereunder to any third party, except that if
     (i) Buyer transfers or pledges any or all Registrable Securities to a bona fide financial institution as security for any bona fide indebtedness of any Buyer and such financial institution agrees to be bound by the Stockholders Agreement, the pledgee of the Registrable Securities shall be considered an intended beneficiary hereof and may exercise all rights of Buyer hereunder, and (ii) any person included within the definition of the term Buyer shall be permitted to assign its rights hereunder to any other person included within such definition.

          (f) Headings. The Section and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or other headings contained herein mean
Sections or other headings of this Agreement unless otherwise stated.

          (g) Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          (h) Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

          This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          (i) Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.


          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.


                                   ARV ASSISTED LIVING, INC.

                                      by
                                         -----------------------
                                        Name:  Gary L. Davidson
                                        Title: Chairman & Chief
                                                 Executive Officer


                                   PROMETHEUS ASSISTED LIVING LLC

                                      by
                                         -----------------------
                                        Name:  Robert P. Freeman
                                        Title: President

                                                        EXHIBIT B







           ------------------------------------------------




                        STOCKHOLDERS AGREEMENT

                             by and among

              LAZARD FRERES REAL ESTATE INVESTORS L.L.C.

                                  and

                    PROMETHEUS ASSISTED LIVING LLC

                                  and

                       ARV ASSISTED LIVING, INC.


                              dated as of

                            July 14, 1997




           ------------------------------------------------

                           TABLE OF CONTENTS

                                                                  Page

                               ARTICLE 1

Definitions.........................................................1
     Section 1.1  "Adjusted Fully Diluted"..........................1
     Section 1.2  "Affiliate" ......................................1
     Section 1.3  "Agreement".......................................2
     Section 1.4  "Beneficially Own"................................2
     Section 1.5  "Board"...........................................2
     Section 1.6  "Buyer"...........................................2
     Section 1.7  "Code"............................................2
     Section 1.8  "Company".........................................2
     Section 1.9  "Company Charter".................................2
     Section 1.10  "Company Common Stock"...........................2
     Section 1.11  "Control"........................................2
     Section 1.12  "Convertible Debt"...............................2
     Section 1.13  "Covered Transaction"............................2
     Section 1.14  "Director".......................................2
     Section 1.15  "Early Standstill Termination Event".............2
     Section 1.16  "Exercise Notice"................................2
     Section 1.17  "Extraordinary Transaction"......................2
     Section 1.18  "Fully Diluted Basis"............................3
     Section 1.19  "Government Authority"...........................3
     Section 1.20  "Group"..........................................3
     Section 1.21  "Investor".......................................3
     Section 1.22  "Investor Nominees"..............................3
     Section 1.23  "Key Committees".................................3
     Section 1.24  "Management".....................................3
     Section 1.25  "1933 Act".......................................3
     Section 1.26  "1934 Act".......................................3
     Section 1.27  "Nominating Committee"...........................3
     Section 1.28  "Participation Notice"...........................3
     Section 1.29  "person".........................................4
     Section 1.30  "Stockholder Approval"...........................4
     Section 1.31  "Stockholder Approval Date"......................4
     Section 1.32  "Standstill Period"..............................4
     Section 1.33  "Stock Purchase Agreement".......................4
     Section 1.34  "Termination Event"..............................4
     Section 1.35  "13D Group"......................................4
     Section 1.36  "Transfer".......................................4
     Section 1.37  "Voting Securities"..............................4

                               ARTICLE 2

Board of Directors..................................................4
     Section 2.1  Members of the Board..............................4
     Section 2.2  Committee Representation; Subsidiary Boards.......5
     Section 2.3  Vacancies.........................................7
     Section 2.4  Officers..........................................7

                                                                  Page

                               ARTICLE 3

Voting and Participation Rights.....................................7
     Section 3.1  Voting Rights.....................................7
     Section 3.2  Participation Rights..............................7

                               ARTICLE 4

Standstill Provisions..............................................10
     Section 4.1  Standstill Period................................10
     Section 4.2  Restrictions During Standstill Period............11
     Section 4.3  Restrictions on Transfer.........................12
     Section 4.4  Notice to Company................................12
     Section 4.5  Compliance with Insider Trading Policy...........13
     Section 4.6  Investment Company Matters.......................13
     Section 4.7  Waiver of Restrictions and Limits................13

                               ARTICLE 5

Additional Covenants...............................................13
     Section 5.1  Restrictions on Investments......................13
     Section 5.2  Additional Transfer Restrictions.................13

                               ARTICLE 6

Miscellaneous......................................................14
     Section 6.1  Counterparts.....................................14
     Section 6.2  Governing Law....................................14
     Section 6.3  Entire Agreement.................................14
     Section 6.4  Expenses.........................................14
     Section 6.5  Notices..........................................14
     Section 6.6  Successors and Assigns...........................15
     Section 6.7  Headings.........................................15
     Section 6.8  Amendments and Waivers...........................16
     Section 6.9  Interpretation; Absence of Presumption...........16
     Section 6.10  Severability....................................16
     Section 6.11  Further Assurances..............................16
     Section 6.12  Specific Performance............................16
     Section 6.13  Investor Breach.................................16
     Section 6.14  Confidentiality.................................17
     Section 6.15  Public Announcements............................17

                         THIS STOCKHOLDERS AGREEMENT (the
                    "Agreement"), dated as of July 14, 1997, is made by and between Lazard Freres Real Estate Investors L.L.C., a New York limited liability company (the "Advancing Party"), Prometheus Assisted Living
                    LLC, a Delaware limited liability company (the "Buyer"), and ARV Assisted Living, Inc., a California corporation (the "Company").
                    Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stock Purchase Agreement (as hereinafter defined).


                               RECITALS:

          WHEREAS, the Company, the Buyer and the Advancing Party have entered into a Stock Purchase Agreement, dated as of July 14, 1997 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to sell, and the Buyer has agreed to purchase, certain shares of common stock, no par value, of the Company (the "Company Common
Stock") upon the terms and subject to the conditions set forth therein;

          WHEREAS, it is a condition to the transactions contemplated by the Stock Purchase Agreement and the parties believe it to be in their best interests that they enter into this Agreement and provide for certain rights and restrictions with respect to the investment by Investor (as hereinafter defined) in the Company and the corporate governance of the Company; and

          WHEREAS, the Company and the Buyer believe that the combination in a strategic partnership of the leadership, expertise and experience in the development of assisted living facilities and operations of the Company and the investment and capital markets expertise and access to capital of the Buyer and its Affiliates will significantly enhance the Company's ability to pursue its growth and operating strategies;


          NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby, agree as follows:


                               ARTICLE 1

                              Definitions

          As used in this Agreement, the following terms shall have the following respective meanings:

          Section 1.1 "Adjusted Fully Diluted" basis shall mean on a Fully Diluted Basis, except that shares of Common Stock issuable upon conversion of the Convertible Debt or upon exercise of options granted under management benefit plans shall not be included.

          Section 1.2 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, and as in effect on the date hereof.

          Section 1.3 "Agreement" shall have the meaning set forth in the first paragraph hereof.

          Section 1.4 "Beneficially Own" shall mean, with respect to any security, having direct or indirect (including through any Subsidiary or Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that all of the shares of Company Common Stock which the Buyer has agreed to purchase under the Stock Purchase Agreement but which have not yet been purchased shall be deemed to be Beneficially Owned by Investor until the Remaining Equity Commitment is zero.

          Section 1.5 "Board" shall mean the board of directors of the Company.

          Section 1.6 "Buyer" shall have the meaning set forth in the first paragraph hereof.

          Section 1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

          Section 1.8 "Company" shall have the meaning set forth in the first paragraph hereof.

          Section 1.9 "Company Charter" shall have the meaning set forth in the Stock Purchase Agreement.

          Section 1.10 "Company Common Stock" shall have the meaning set forth in the second paragraph hereof.

          Section 1.11 "Control" shall mean with respect to any person, the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" shall have a correlative meaning.

          Section 1.12 "Convertible Debt" shall mean the Company's 6-3/4% Convertible Subordinated Notes due 2006.

          Section 1.13 "Covered Transaction" shall have the meaning set forth in Section 4.1.

          Section 1.14 "Director" shall mean a member of the Board.

          Section 1.15 "Early Standstill Termination Event" shall have the meaning set forth in Section 4.1.

          Section 1.16 "Exercise Notice" shall have the meaning set forth in Section 3.2(b).

          Section 1.17 "Extraordinary Transaction" shall mean (a) any merger, consolidation, sale of a material portion of the Company's assets, recapitalization, other business combination, liquidation, or other similar action out of the ordinary course of business of the Company, or (b) any issuance of securities to any person or Group requiring stockholder approval in accordance with the guidelines of the NASDAQ National Market (or any stock exchange on which the Company Common Stock is then listed) as to such matters, as in effect as of the date of the Stock Purchase Agreement.

          Section 1.18 "Fully Diluted Basis" shall mean then outstanding Company Stock plus any shares of stock or other equity or debt exchangeable for Company Stock and any shares of stock or other equity or debt the holders of which have the right to vote with the stockholders of the Company on any matter, and shall include the Convertible Debt, the instruments listed in Schedule 3.3(a) of the Stock Purchase Agreement and Company Stock issuable under option or other equity-incentive plans listed on Schedule 3.13(b) of the Stock Purchase Agreement and awards issued pursuant thereto.

          Section 1.19 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

          Section 1.20 "Group" shall mean a "group" as such term is used in Section 13(d)(3) of the 1934 Act.

          Section 1.21 "Investor" shall mean the Buyer, and shall also include any permitted assignee of the Buyer pursuant to the Stock Purchase Agreement and, for purposes only of the provisions of the Registration Rights Agreement, any bona fide financial institution to which any Investor has Transferred (including upon foreclosure of a pledge) shares of Company Common Stock for the purpose of securing bona fide indebtedness of any Investor and which has agreed to be bound by this Agreement.

          Section 1.22 "Investor Nominees" shall have the meaning set forth in Section 2.1(a).

          Section 1.23 "Key Committees" shall have the meaning set forth in Section 2.2(a).

          Section 1.24 "Management" of the Company shall include, without limitation, the Company's Chairman.

          Section 1.25 "1933 Act" shall mean the Securities Act of 1933, as amended.

          Section 1.26 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          Section 1.27 "Nominating Committee" shall mean a committee of the Board composed of three members, one of whom is an Investor Nominee, one of whom is an independent director designated by the Nominating Committee and one of whom is a designee of management of the Company). The initial members of the Nominating Committee shall be Gary L. Davidson, Robert P. Freeman, and John J. Rydzewski.

          Section 1.28 "Participation Notice" shall have the meaning set forth in Section 3.2(b).

          Section 1.29 "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

          Section .30 "Stockholder Approval" shall have the meaning set forth in the Stock Purchase Agreement.

          Section 1.31 "Stockholder Approval Date" shall mean the date on which a duly called and held meeting of stockholders of the Company is held at which meeting (i) a quorum is present and (ii) Stockholder Approval is obtained.

          Section 1.32 "Standstill Period" shall have the meaning set forth in Section 4.1(a).

          Section 1.33 "Stock Purchase Agreement" shall have the meaning set forth in the second paragraph hereof.

          Section 1.34 "Termination Event" shall mean the date on which the Remaining Equity Commitment is zero and either (i) the Buyer no longer Beneficially Owns a number of shares of Company Common Stock equal to at least 5% of the outstanding Company Common Stock, on a Fully Diluted Basis or (ii) the Buyer no longer Beneficially Owns Company Common Stock having an aggregate market value of at least $25,000,000.

          Section 1.35 "13D Group" shall mean any group of persons acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the 1934 Act if such group beneficially owned Voting Securities representing more than 5% of any class of Voting Securities then outstanding.

          Section 1.36 "Transfer" shall have the meaning set forth in
Section 4.3.

          Section 1.37 "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of Directors.


                               ARTICLE 2

                          Board of Directors

          Section 2.1 Members of the Board

          (a) Subject to the right of the Nominating Committee to approve nominees for Director as set forth in Section 2.2(a), from and after the Stockholder Approval Date, if any, the Company shall amend its By-laws, and the Company and Investor will take all actions necessary to cause the Board to be structured to consist of eleven members, of which four members will be designees of Investor (at least one in each class of the Board) (the "Investor Nominees"), and the Company and Investor will take all actions necessary to cause such nominees to become members of the Board as soon as practicable after the Stockholder Approval Date. If necessary to effectuate the placement of Investor Nominees on the Board, the Company shall solicit the resignations of the appropriate number of Directors to the extent necessary to permit the Investor Nominees to serve. Thereafter, at each annual or special meeting of stockholders of the Company at, or the taking of action by written consent of stockholders of the Company with respect to which any class of Directors is to be elected, Investor shall have the right (but not obligation) pursuant to this Agreement and pursuant to the By-laws of the Company to designate nominees to the Board (subject to right of the Nominating Committee to approve nominees for Director as set forth in Section 2.2(a)) such that Investor shall have on the Board of Directors a number of representatives equal to a percentage of the total number of members of the Board of Directors that is equal to the percentage of Company Common Stock Beneficially Owned by Investor, on a Fully Diluted Basis; provided, however, that (i) if the Investor would be entitled to a fractional number of representatives, the Investor shall instead be entitled to a number of representatives equal to the next higher number, (ii) in no event shall the Investor be entitled to more than four representatives and (iii) after the occurrence of a Termination Event, if any, Investor shall not be entitled to any representatives on the Board of Directors.

          (b) Investor will not name any person as an Investor Nominee if (i) such person is not reasonably experienced in business, financial or real estate matters, (ii) such person has been convicted of, or has pled nolo contendere to a felony, (iii) the election of such person would violate any law, or (iv) any event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the 1934 Act has occurred with respect to such person. Investor shall use its reasonable efforts to afford the independent directors of the Company a reasonable opportunity to meet any individual that Investor is considering naming as an Investor Nominee.

          (c) Subject to the right of the Nominating Committee to approve nominees for Director as set forth in Section 2.2(a), the Company will support the nomination of and the election of each Investor Nominee to the Board, and the Company will exercise all authority under applicable law to cause each Investor Nominee to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of stockholders of the Company at which Directors are to be elected, the Company shall use its reasonable efforts to solicit from the stockholders of the Company eligible to vote in the election of Directors proxies in favor of each Investor Nominee.

          (d) During the period that Investor shall have the right to designate nominees to the Board under this Agreement, the number of Directors on the Board shall not exceed eleven members at any time.

          (e) If Investor's right to nominate directors to the Board is reduced, Investor shall cause the applicable number of its Investor Nominees to immediately resign (regardless of the remaining term, if any) from the Board.

          (f) It is hereby agreed that any decision to take or omit to take any action on the Company's behalf with respect to any transaction or agreement involving or relating to Investor, including the timing and amounts of Stock Purchases under the Stock Purchase Agreement, shall be subject only to the approval of a majority of non-

Investor Nominee Directors, notwithstanding the supermajority provisions of the Company Charter and the By-laws required by the Stock Purchase Agreement but subject to the provisions of Section 5.10 of the Stock Purchase Agreement.

          Section 2.2 Committee Representation; Subsidiary Boards

          (a) During such time as Investor is entitled pursuant to
     Section 2.1(a) to have at least four Investor Nominees on the Board, the Company shall amend its By-laws to provide that, unless Investor chooses not to exercise its rights under this
     Section 2.2(a), at least one Director who is an Investor Nominee shall serve on each of the audit committee, the compensation committee, any special committee(s) of the Board, and any other committees which shall be charged with exercising substantial authority on behalf of the Board (other than any committee charged with the approval of the transactions contemplated by the Stock Purchase Agreement or this Agreement, or any committee charged with evaluating any Competing Transaction) (the foregoing, together with the Executive Committee, the "Key Committees"). As contemplated by the Stock Purchase Agreement, Investor will have the right to have two Directors designated by it serve on the Board's Executive Committee.

          During such time as Investor is entitled to have at least one Investor Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 2.2(a), at least one Director who is an Investor Nominee shall serve on the Nominating Committee of the Board. In addition, the Company's By-laws shall be amended to provide that (i) the unanimous consent of the Nominating Committee shall be required prior to the appointment of a Chairman, Chief Executive Officer or President of the Company, (ii) the Board of Directors of the Company shall not make any recommendation or appointment for Directors who are Chairman, Chief Executive Officer or President without the unanimous approval of the Nominating Committee as set forth herein and (iii) notwithstanding (ii) above, all nominees to the Board of Directors (other than Investor Nominees) will require the unanimous approval of the Nominating Committee. If the Nominating Committee cannot, after a reasonable period of good faith discussions (not to exceed 30 days), unanimously agree on a nominee pursuant to the foregoing clause (iii), the nomination will be referred to the entire Board of Directors, which shall decide the matter based on a simple majority vote notwithstanding the supermajority provisions of the Company Charter and the By-laws required by the Stock Purchase Agreement.

          Notwithstanding the foregoing, if none of the Directors who are Investor Nominees would be considered "independent" of the Company, "disinterested," "non-employee directors" and "outside directors" (i) for purposes of any applicable rule of NASDAQ National Market or any securities exchange or other self-regulating organization (such as the National Association of Securities Dealers) requiring that members of the audit committee of the Board be independent of the Company, (ii) for purposes of any law or regulation that requires, in order to obtain or maintain favorable tax, securities, corporate law or other material legal benefits with respect to any plan or arrangement for employee compensation or benefits, that the members of the committee of the Board charged with responsibility for such plan or arrangement be "independent" of the Company, "disinterested," "non- employee directors" or "outside directors," or (iii) for purposes of any special committee formed in connection with any transaction or potential transaction involving the Company and any of Investor, its Affiliates or any Group of which Investor is a member or such other transaction or potential transaction which would involve an actual or potential conflict of interest on the part of the Directors who are Investor Nominees, then a Director who is an Investor Nominee shall not be required to be appointed to any such committee; provided, however, that the committees of the Board shall be organized such that, to the extent practicable, the only items to be considered by a Key Committee on which no Director who is an Investor Nominee may serve will be those items which prevent the Director who is an Investor Nominee from serving on such Key Committee. Any members of any Key Committee who are Investor Nominees shall, in the event of any vacancy in such membership, be replaced by a Director who is an Investor Nominee elected by a majority of the directors who are Investor Nominees.

          (b) During such time as Investor is entitled pursuant to
     Section 2.1(a) to have at least one Investor Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 2.2(b), one individual designated by Investor shall serve as a member of the board of directors or comparable governing body of each Subsidiary of the Company, if any, that is a corporation or other person with a board of directors or board of trustees.

          Section 2.3 Vacancies. In the event that any Investor Nominee shall cease to serve as a Director for any reason other than the fact that Investor no longer has a right to nominate a Director, as provided in Section 2.1(a), the vacancy resulting thereby shall be filled by an Investor Nominee designated by Investor; provided, however, that any Investor Nominee so designated shall satisfy the qualification requirements set forth in Section 2.1(b).

          Section 2.4 Officers. The Investor agrees to cooperate with the Company in connection with the negotiation, execution and delivery of employment agreements between the Company and certain key employees of the Company.


                               ARTICLE 3

                    Voting and Participation Rights

          Section 3.1 Voting Rights. Subject to the provisions of this
Section 3.1, Investor may vote the shares of Company Stock which it owns in its sole and absolute discretion. During the Standstill Period the Advancing Party, the Buyer and Investor and any of their Controlled Affiliates will vote all shares of Company Common Stock owned by any of them that represent aggregate ownership in excess of 49.9% of the outstanding shares of Company Common Stock, in one of the following two manners, at their option: (x) in accordance with the recommendation of the Board, or (y) proportionally in accordance with the votes of the other holders of Company Common Stock. Notwithstanding anything to the contrary in the foregoing, during the Standstill Period, the Advancing Party, the Buyer and Investor and any of their Controlled Affiliates shall vote all shares of Company Common Stock owned by any of them in favor of the election of Directors nominated by the Nominating Committee or the Board, as set forth in
Section 2.1(a).

          Section 3.2 Participation Rights

          (a) Rights to Participate. From and after the date hereof until a Termination Event, if any, Investor shall be entitled to a participation right to purchase or subscribe up to that number of additional shares of capital stock (including as "capital stock" for purposes of this Section 3.2, any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of any character that is convertible into or exchangeable or redeemable for shares of capital stock of the Company or any Subsidiary (and all references in this Section 3.2 to capital stock shall, as appropriate, be deemed to be references to any such securities), and also including additional shares of capital stock to be issued pursuant to the conversion, exchange or redemption of any security, option, warrant, call, commitment, subscription, right to purchase or other agreement of a character that is convertible into or exchangeable or redeemable for shares of capital stock, as if the price at which such additional shares of capital stock is issued pursuant to any such conversion, exchange or redemption were the market price on the date of such issuance) to be issued or sold by the Company which represents the same proportion (the "shareholder percentage") of the total number of shares of capital stock to be issued or sold by the Company (including the shares of capital stock to be issued to Investor upon exercise of its participation rights hereunder; it being understood and agreed that the Company will accordingly be required to either increase the number of shares of capital stock to be issued or sold so that Investor may purchase additional shares to maintain its proportionate interest, or to reduce the number of shares of capital stock to be issued or sold to Persons other than Investor) as is represented by the number of shares of Company Common Stock owned by Investor prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be acquired pursuant to the Stock Purchase Agreement, but not yet issued) relative to the number of shares of Company Common Stock outstanding prior to such sale or issuance (and including for this purpose any shares of Company Common Stock to be acquired pursuant to the Stock Purchase Agreement, but not yet issued) (but in no event more than 49.9% of the total number of shares of capital stock to be issued or sold by the Company at all subsequent offerings); provided, however, that the provisions of this Section 3.2 shall not to apply to (i) the issuance or sale by the Company of any of its capital stock issued to the Company or any of its Subsidiaries or pursuant to options, rights or warrants or other commitments or securities in effect or outstanding on the date of the Stock Purchase Agreement (including without limitation, any options issued or to be issued pursuant to the Employment Agreements), (ii) the issuance of capital stock pursuant to the conversion, exchange or redemption of any other capital stock, but shall, without limitation, apply to the issuance by the Company of any of its capital stock pursuant to benefit, option, stock purchase, or other similar plans or arrangements, including pursuant to or upon the exercise of options, rights, warrants, or other securities or agreements (including those issued pursuant to the Company's benefit plans) and (iii) the issuance of stock for consideration other than cash; provided further, however, that in the case of debt securities of the Company that entitle the Investor to participation rights hereunder, such participation rights shall apply only to the issuance of such debt securities, i.e., the Investor shall have participation rights with respect to such debt securities, and shall have whatever conversion rights to which holders of such debt securities are entitled, but shall have no other participation rights with respect thereto and the Investor shall only have the right to acquire such debt securities themselves. Notwithstanding the foregoing, any participation rights provided for in this Section which arise as a result of the exception contained in clause (ii) of the preceding sentence shall be deferred until such time as participation rights shall otherwise arise under this Section
3.2. The provisions of this Section 3.2 shall apply to the Convertible Debt only upon conversion, in which event the Company agrees from time to time to issue the number of additional shares necessary to permit the Buyer to maintain its shareholder percentage (as defined above), provided that the purchase price for such shares shall be the closing price of the Company Common Stock on the date of each such conversion; provided further that the Company shall provide the Buyer within 15 days after the end of each calendar quarter with a schedule of the conversions during such quarter (and the related closing prices for the Common Stock on the dates of conversion), the number of additional shares of Common Stock the Buyer is entitled to purchase hereunder and the purchase price therefor; provided further that Buyer shall have until 15 days after receipt of such schedule to purchase such additional shares. Any conversion or exercise of securities acquired by Investor pursuant to this Section 3.2 shall be deferred by Investor if it would result in Investor's share percentage exceeding 49.9%.

          (b) Notice. In the event the Company proposes to issue or sell any shares of capital stock in a transaction giving rise to the participation rights provided for in this Section, the Company shall send a written notice (the "Participation Notice") to Investor setting forth the number of shares of such capital stock of the Company that the Company proposes to sell or issue, the price (before any commission or discount) at which such shares are proposed to be issued (or, in the case of an underwritten or privately placed offering in which the price is not known at the time the Participating Notice is given, the method of determining such price and an estimate thereof), and all other relevant information as to such proposed transaction as may be necessary for Investor to determine whether or not to exercise the rights granted in this Section. At any time within 20 days after its receipt of the Participation Notice, Investor may exercise its participation rights to purchase or subscribe for shares of such shares of capital stock, as provided for in this Section, by so informing the Company in writing (an "Exercise Notice"). Each Exercise Notice shall state the percentage of the proposed sale or issuance that the Investor elects to purchase. Each Exercise Notice shall be irrevocable, subject to the conditions to the closing of the transaction giving rise to the participation right provided for in this Section.

          (c) Abandonment of Sale or Issuance. The Company shall have the right, in its sole discretion, at all times prior to consummation of any proposed sale or issuance giving rise to the participation right granted by this Section, to abandon, rescind, annul, withdraw or otherwise terminate such sale or issuance, whereupon all participation rights in respect of such proposed sale or issuance pursuant to this Section shall become null and void, and the Company shall have no liability or obligation to Investor or any Affiliate thereof who has acquired shares of Company Stock pursuant to the Stock Purchase Agreement or from Investor with respect thereto by virtue of such abandonment, rescission, annulment, withdrawal or termination.

          (d) Terms of Sale. The purchase or subscription by Investor or an Affiliate thereof, as the case may be, pursuant to this Section shall be on the same price and other terms and conditions, including the date of sale or issuance, as are applicable to the purchasers or subscribers of the additional shares of capital stock of the Company whose purchases or subscriptions give rise to the participation rights (except that the price to Investor to make such purchase or subscription shall be net of payment of any underwriting, placement agent or similar fee associated with such purchase or subscription), which price and other terms and conditions shall be substantially as stated in the relevant Participation Notice (which standard shall be satisfied if the price, in the case of a negotiated transaction, is not greater than 110% of the estimated price set forth in the relevant Participation Notice or, in the case of an underwritten or privately placed offering, is not greater than of (i) 110% of the estimated price set forth in the relevant Participation Notice, and (ii) the most recent closing price on or prior to the date of the pricing of the offering); provided, however, that in the event the purchases or subscriptions giving rise to the participation rights are effected by an offering of securities registered under the 1933 Act and in which offering it is not legally permissible for the securities to be purchased by Investor to be included, such securities to be purchased by Investor will be purchased in a concurrent private placement.

          (e) Timing of Sale. If, with respect to any Participation Notice, Investor fails to deliver an Exercise Notice within the requisite time period, the Company shall have 120 days after the expiration of the time in which the Exercise Notice is required to be delivered in which to sell not more than 110% of the number of shares of capital stock of the Company described in the Participation Notice (plus, in the event such shares are to be sold in an underwritten public offering, an additional number of shares of capital stock of the Company, not in excess of 15% of 110% of the number of shares of capital stock of the Company described in the Participation Notice, in respect of any underwriters over allotment option) and not less than 90% of the number of shares of capital stock of the Company described in the Participation Notice at a price of not less than 90% of the estimated price set forth in the Participation Notice. If, at the end of 120 days following the expiration of the time in which the Exercise Notice is required to be delivered, the Company has not completed the sale or issuance of capital stock of the Company in accordance with the terms described in the Participation Notice (or at a price which is at least 90% of the estimated price set forth in the Participation Notice), or in the event of any contemplated sale or issuance within such 120-day period but outside such price parameters, the Company shall again be obligated to comply with the provisions of this Section with respect to, and provide the opportunity to participate in, any proposed sale or issuance of shares of capital stock of the Company; provided, however, that notwithstanding the foregoing, if the price at which such capital stock is to be sold in an underwritten offering (or a privately placed offering in which the price is not less than 97% of the most recent closing price at the time of the pricing of the offering) is not at least 90% of the estimated price set forth in the Participation Notice, the Company may inform Investor of such fact and Investor shall be entitled to elect, by written notice delivered within two Business Days following such notice from the Company, to participate in such offering in accordance with the provisions of this
Section 4.2.



                               ARTICLE 4

                         Standstill Provisions

          Section 4.1 Standstill Period. The "Standstill Period" shall be the period commencing on the date of this Agreement and ending on the earlier of (x) the third anniversary of the Stockholder Approval Date or (y) the earliest of:

          (i) the occurrence of any event of default on the part of the Company or any Subsidiary under any debt agreements, instruments or arrangements that would reasonably be expected to result in a Material Adverse Effect, and, in the case of a non-monetary event of default, which event of default cannot be, or is not, cured by the Company within the applicable cure period under such debt agreement, instrument or arrangement and that would reasonably be expected to result in a Material Adverse Effect;

          (ii) the authorization by the Company or the Board or any committee thereof (with all Investor Nominees abstaining or voting against) of the solicitation of offers or proposals or indications of interest with respect to any merger, consolidation, other business combination, liquidation, sale of the Company or all or substantially all of the assets of the Company or any other change of control of the Company or similar extraordinary transaction, but excluding any merger, consolidation or other business combination in which the Company is the surviving and acquiring corporation and in which the business or assets so acquired do not, or would not reasonably be expected to, have a value greater than 50% of the assets of the Company prior to such merger, consolidation or other business combination (any of the foregoing, a "Covered Transaction");

          (iii) the written submission by any person or Group other than Investor or any Affiliate thereof of a proposal to the Company (including to the Board or any agent, representative or Affiliate of the Company ) with respect to, or otherwise expressing an interest in pursuing, a Covered Transaction; provided, however, that the Standstill Period shall not terminate pursuant to this Section 4.1(a)(iii), if, as soon as practicable after receipt of any such proposal, the Board determines that such proposal is not in the best interest of the Company and its stockholders and for so long as the Board continues to reject such proposal as a result of such determination;

          (iv) in connection with any actual or proposed Covered Transaction, the removal of any rights plan, provisions of the Company Charter relating to staggered terms of office for directors, provisions of the Company Charter or the By-laws of the Company relating to supermajority voting of the Company's stockholders, "excess share" provisions of the Company Charter or the By-laws of the Company, or any other similar arrangements, agreements, commitments or provisions in the Company Charter or the By-laws of the Company which would reasonably be expected to impede the consummation of such actual or proposed Covered Transaction by action of any Government Authority, the Board, the stockholders of the Company or otherwise;

          (v) 90 days after the occurrence of a Termination Event;

          (vi) any material violation of any material covenant of the Company set forth in Section 5.5 of the Stock Purchase Agreement;

          (vii) any breach by the Company of the Stock Purchase Agreement (other than as contemplated by clause (vi) above) which is neither cured nor desisted from within 30 days of receipt of written notice from Investor of such breach and which would reasonably be expected to materially adversely affect Investor or cause a Material Adverse Effect; or

          (viii) any breach of this Agreement by the Company which is neither cured nor desisted within 30 days of receipt of written notice from Investor of such breach and which would reasonably be expected to materially adversely affect Investor or cause a Material Adverse Effect.

Any event set forth in Section 4.1(a) shall be an "Early Standstill Termination Event."

          Section 4.2 Restrictions During Standstill Period

          (a) During the Standstill Period, the Advancing Party, the Buyer, and Investor will not, and will cause each of their Controlled Affiliates not to, directly or indirectly:

          (i) act in concert with any other person or Group by becoming a member of a 13D Group, other than any 13D Group comprised exclusively of Investor and one or more of its Affiliates;

          (ii) purchase or otherwise acquire shares of Company Common Stock (or options, rights or warrants or other commitments to purchase and securities convertible into (or exchangeable or redeemable for) shares of Company Common Stock) as a result of which, after giving effect to such purchase or acquisition, the Advancing Party, the Buyer, and Investor and their Controlled Affiliates will Beneficially Own in the aggregate more than 49.9% of the outstanding shares of Company Common Stock on an Adjusted Fully Diluted basis;

          (iii) solicit, encourage or propose to effect or negotiate any Covered Transaction;

          (iv) solicit, initiate, encourage or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including an exempt solicitation pursuant to Rule 14a-2(b)(1)); call, or in any way encourage or participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the stockholders of the Company); request, or take action to obtain or retain, any list of holders of any securities of the Company; or initiate or propose any stockholder proposal or participate in or encourage the making of, or solicit stockholders of the Company for the approval of, one or more stockholder proposals; provided, however, that Investor shall not be prohibited from communicating with a security holder who is engaged in any "solicitation" of "proxies" or who is a "participant" in any "election contest";

          (v) seek representation on the Board or a change in the composition or size of the Board other than as permitted by
     Article 2;

          (vi) request the Company or any of its directors, officers, employees or agents to amend or waive any provisions of this
     Section 4.2 or seek to challenge the legality or effect thereof;
     or

          (vii) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing.

          Section 4.3 Restrictions on Transfer. Until the earlier of
(i) a Termination Event or (ii) two years after the Stockholder Approval Date, the Advancing Party, the Buyer, and Investor will not, and will cause each of their Controlled Affiliates not to, directly or indirectly, sell, transfer or otherwise dispose of (collectively, "Transfer") any shares of Company Common Stock. Thereafter, and during the remaining term, if any, of the Standstill Period, the Advancing Party, the Buyer and Investor will not, and will cause each of their Controlled Affiliates not to, directly or indirectly, Transfer any shares of Company Common Stock except for: (a) Transfers made in compliance with the requirements of Rule 144 of the 1933 Act, (b) Transfers pursuant to negotiated transactions with third parties provided that any such Transfer is not made to any public or private company the principal business of which is, or that derives more than $15 million of annual revenue from (in either case as of the date of such Transfer), the ownership, management, operation and development of assisted living facilities in the United States, unless 75% of the Directors of the Company (other than Investor Nominees) have consented to such Transfer and provided further that the transferee acknowledges that it is subject to the provisions of Article 5 of this Agreement,
(c) Transfers pursuant to or in accordance with the Registration Rights Agreement in a bona fide public offering, (d) Transfers to one or more Controlled Affiliates of Investor who agree to be bound by the terms and conditions of this Agreement, who make the representations set forth in Sections 4.8, 4.10 and 4.11 of the Stock Purchase Agreement and who satisfy the ownership criteria in the definition of "Investor", and (e) Transfers to a bona fide financial institution for the purpose of securing bona fide indebtedness of any Investor. After the expiration of the Standstill Period, there shall be no restrictions on the ability of the Advancing Party, the Buyer, Investor and their Controlled Affiliates to Transfer any shares of Company Common Stock.

          Section 4.4 Notice to Company. During the period specified in Section 4.3, if any party wishes to sell pursuant to subsection 4.3(a), (b) or (c) any shares of Company Common Stock, such party shall give the Company 15 days' prior written notice of such proposed sale, setting forth the number of shares of Company Common Stock that such party proposes to sell, the expected timing of the proposed sale, and the expected selling price of such sale, in order to enable the Company to make an offer to purchase such shares. During the period described in the preceding sentence, such party shall also notify the Company if such party reaches a formal board-level decision to sell shares of Company Common Stock representing more than 2% of the then outstanding shares of Company Common Stock.

          Section 4.5 Compliance with Insider Trading Policy. For as long as the Advancing Party, the Buyer or Investor Beneficially Owns any shares of Company Common Stock, such parties will, and will use their commercially reasonable efforts to cause their directors, officers, employees, agents, and representatives to, comply with any written policy of the Company reasonably designed to prevent violations of insider trading and similar laws.

          Section 4.6 Investment Company Matters. From and after the Stockholder Approval Date, if any, until a Termination Event, if any, Investor shall use its reasonable best efforts to not be or become an "investment company" or any entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          Section 4.7 Waiver of Restrictions and Limits. Provided that Stockholder Approval is obtained, the Company shall take all actions, including by providing any necessary conditional exemptions from or amendments to any agreement or instrument which governs ownership of shares of Company Stock by any person, necessary to permit Investor to Beneficially Own up to and including 49.9% of the outstanding shares of Company Common Stock on an Adjusted Fully Diluted basis. If any third party shall be given the right to Beneficially Own more than 49.9% of the outstanding shares of Company Common Stock on an Adjusted Fully Diluted basis, the Company shall take all actions (including by providing the foregoing exemptions and amendments) to waive any and all restrictions or limits on Investor. Notwithstanding the foregoing but subject to the provisions of Section 5.1, Investor or the Company may at any time acquire Beneficial Ownership of the securities of such other party or its Affiliates to the extent permitted by applicable law and the provisions of the organizational documents of such party or its Affiliates, as applicable, and other agreements from time to time governing the ownership of such securities.


                               ARTICLE 5

                         Additional Covenants

          Section 5.1 Restrictions on Investments. From the date of this Agreement until the occurrence of a Termination Event, the Advancing Party, the Buyer, Investor and their Controlled Affiliates shall not, directly or indirectly, own any equity interest (other than a de minimis amount) in any public or private company the principal business of which is the ownership, management, operation and development of assisted living facilities in the United States, unless 75% of the Directors of the Company (other than the Investor Nominees) have consented to such ownership.

          Section 5.2 Additional Transfer Restrictions. In the event that Stockholder Approval is not obtained on or prior to December 31, 1997, the Advancing Party, the Buyer, Investor and their Controlled Affiliates shall have the right to Transfer the shares purchased from the Company at the Initial Closing, provided, that until December 31, 2000 any such Transfer shall be made in a manner permitted by clause
(a) through (e) of the second sentence of Section 4.3.


                               ARTICLE 6

                             Miscellaneous

          Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

          Section 6.2 Governing Law. THIS AGREEMENT SHALL BE GOV-
ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          Section 6.3 Entire Agreement. This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties and other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

          Section 6.4 Expenses. Except as set forth in the Stock Purchase Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company including, without limitation, those specified in Section 9.3(a) of the Stock Purchase Agreement.

          Section 6.5 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notice to the Company shall be addressed to:

              ARV Assisted Living, Inc.
              245 Fischer Avenue, D-1
              Costa Mesa, CA 92626
              Attention:  Gary L. Davidson and Sheila Muldoon
              Telecopy:  (714) 759-9283

     with a copy to:

              Latham & Watkins
              650 Town Center Drive
              20th Floor
              Costa Mesa, CA 92626
              Attention: William J. Cernius
              Telecopy: (714) 755-8290

or at such other address and to the attention of such other person as the Company may designate by written notice to Investor. Notices to the Advancing Party, the Buyer or Investor shall be addressed to:

              Lazard Freres Real Estate Investors L.L.C.
              30 Rockefeller Plaza, 63rd Floor
              New York, NY 10020
              Attention:  Robert P. Freeman,
                          Murry N. Gunty and
                          Klaus Kretschmann
              Telecopy:  (212) 838-3239


         with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, NY 10019
              Attention:  Kevin J. Grehan, Esq.
              Telecopy:  (212) 474-3700

          Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, in the case of the Advancing Party, any successor to the principal business of the Advancing Party). No party shall be permitted to assign any of its rights hereunder to any third party, except that the Buyer, the Advancing Party and any Investor shall be permitted to assign its rights hereunder to the same extent as the Buyer or the Advancing Party is permitted to assign its rights under the Stock Purchase Agreement, provided that such person agrees to be bound by this Agreement.

          Section 6.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein means Sections or Articles of this Agreement unless otherwise stated.

          Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

          Section 6.9 Interpretation; Absence of Presumption.

          (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires,
(ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Schedule and Exhibit references are to the Articles, Sections, paragraphs, Schedules and Exhibits to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions and (vi) terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Stock Purchase Agreement.

          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          Section 6.10 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

          Section 6.11 Further Assurances. The Company and Investor agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and interests hereof.

          Section 6.12 Specific Performance. The Company and Investor each acknowledge that, in view of the uniqueness of arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

          Section 6.13 Investor Breach. In the event Investor shall have breached (i) its obligation to effect a purchase of Company Common Stock pursuant to the Stock Purchase Agreement which breach is neither cured nor desired from within 30 days of receipt of written notice of such breach, or (ii) any of its obligations under this Agreement which breach is neither cured nor desisted from within 30 days of receipt of written notice of such breach and which would reasonably be expected to materially adversely affect the Company, the Company shall no longer be required to perform any of its obligations hereunder.

          Section 6.14 Confidentiality. The Advancing Party, the Buyer and Investor agree that all information provided to any of them or any of their representatives pursuant to this Agreement shall be kept confidential, and such parties shall not (x) disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such parties who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information or (y) use such information in a manner which would be detrimental to the Company; provided, however, the foregoing obligation of such parties shall not (a) relate to any information that (i) is or becomes generally available other than as a result of unauthorized disclosure by such parties or by persons to whom such parties have made such information available; (ii) is or becomes available to such parties on a non- confidential basis from a third party that is not, to such parties' knowledge, bound by any other confidentiality agreement with the Company, or (b) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

          Section 6.15 Public Announcements. Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained herein and in Section 5.4(b) of the Stock Purchase Agreement, all news releases and other public information disclosures with respect to this Agreement, the Stock Purchase Agreement and the Transaction Documents and any of the transactions contemplated hereby or thereby will require the mutual approval of Buyer and the Company before such release or disclosure is made. If a party is required by law or any stock exchange or similar rule to issue a news release or other public announcement, it shall advise the other party in advance thereof and use reasonable best efforts to cause a mutually agreeable release or announcement to be issued.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.


                         LAZARD FRERES REAL ESTATE INVESTORS
                         L.L.C.,

                              by
                                 ------------------------------------
                                 Name:  Robert P. Freeman
                                 Title: President


                         PROMETHEUS ASSISTED LIVING LLC,

                             by LAZARD FRERES REAL ESTATE
                                INVESTORS L.L.C.,

                                by
                                   ----------------------------------
                                   Name:  Robert P. Freeman
                                   Title: President



                         ARV ASSISTED LIVING, INC.,

                             by
                                -------------------------------------
                                Name:  Gary L. Davidson
                                Title: Chairman
                                         & Chief Executive Officer

                                                                EXHIBIT C


                       FIRST AMENDMENT OF BYLAWS

                                  OF

                       ARV ASSISTED LIVING, INC.

          The undersigned, being the duly elected and acting secretary of ARV Assisted Living, Inc., a California corporation (the "Company"), hereby certifies that the following resolutions amending the Bylaws of the Company were duly adopted by written consent of the
Board of Directors of the Company dated as of               , 1997,
and that such resolutions have not been amended, modified or revoked and continue in full force and effect as of the date hereof.

     "RESOLVED, that the Bylaws of the Company are hereby amended by removing Section 3.2 in its entirety and replacing it with the following paragraph:

               "3.2 Number of Directors. Subject to the right of the Nominating Committee to approve nominees for Director as set forth in Section 4.7, the Board of Directors shall consist of eleven members, of which four members (the "Investor Nominees") will be designees of Lazard Freres Real Estate Investors L.L.C. ("Investor") (at least one in each class of the Board). Thereafter, at each annual or special meeting of shareholders of the Company with respect to which any class of Directors is to be elected, Investor shall have the right (but not the obligation) to designate nominees to the Board (subject to the right of the Nominating Committee to approve nominees for Director as set forth in Section 4.7) such that Investor shall have on the Board of Directors a number of representatives equal to a percentage of the total number of members of the Board of Directors that is equal to the percentage of Company Common Stock (as defined in the Stock Purchase Agreement dated as of July 14, 1997, by and among Investor, Prometheus Assisted Living LLC and the Company (the "Stock Purchase Agreement")) Beneficially Owned (as defined in the Stockholders Agreement dated as of July 14, 1997, by and among Investor, Prometheus Assisted Living LLC and the Company (the "Stockholder's Agreement") by Investor, on a Fully Diluted Basis (as defined in the Stock Purchase Agreement); provided, however, that (i) if the Investor would be entitled to a fractional number of representatives, the Investor shall instead be entitled to a number of representatives equal to the next higher number, (ii) in no event shall the Investor be entitled to more than four representatives and (iii) after the occurrence of a Termination Event (as defined in the Stock Purchase Agreement), if any, Investor shall not be entitled to any representatives on the Board of Directors."

     RESOLVED, that the Bylaws of the Company are hereby amended by removing Section 3.3 in its entirety and replacing it with the following paragraph:

               "3.3 Election, Classification and Term of Directors. The Directors shall be elected at each annual meeting in accordance with, and for the term specified in, the Articles of Incorporation. Upon the consummation of the Public Offering, the Board of Directors will be divided into classes. The appointment of Directors to their respective classes shall be made by the Board of Directors. Each class shall contain at least one Director who is not affiliated with the Company (an "Independent Director") and, subject to
          Section 3.10, one Investor Nominee. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction of the authorized number of Directors shall have the effect of removing any Director before his or her term of office expires."

     RESOLVED, that the Bylaws of the Company are hereby amended by removing Section 3.10 in its entirety and replacing it with the following paragraph:

               "3.10 Quorum. Eight of the eleven Directors (a "Supermajority") shall constitute a quorum for the transaction of business, except for adjournment. Except as otherwise required by the Articles of Incorporation, Code
          Section 310 (approval of contracts or transactions in which a Director has a material financial interest), Code Section 311 (appointment of committees), and Code Section 317(e) (indemnification of Directors), every act done or decision made by a Supermajority of Directors present at a meeting duly held shall be deemed the act of the Board of Directors. The Investor Nominees shall be entitled to vote in favor of directing the Company to make any Subsequent Closing but shall not be entitled to vote if a proposed request to make any Subsequent Closing has been otherwise approved by a majority of the members of the Board who are not Investor Nominees."

     RESOLVED, that the Bylaws of the Company are hereby amended by adding the following paragraph after the end of Section 3.13:

               "3.14 Actions Requiring Board Approval. Subject to the approval rights of the Executive Committee set forth in
          Section 4.6, the affirmative vote of a Supermajority of the Board of Directors shall be required for the Company to take any action other than in the ordinary course and the appointment of the Audit Committee and the Compensation Committee, including without limitation all actions specified in Section 5.5(a) of the Stock Purchase Agreement."

     RESOLVED, that the Bylaws of the Company are hereby amended by removing
     Section 4.1 in its entirety and replacing it with the following paragraph:

               "4.1 Executive and Other Committees of the Board. The Board of Directors, by resolution adopted by a Supermajority of Directors, may create one or more committees with the authority of the Board ("Board Committees" or

           "Committees of the Board"), including an executive committee. Each Board Committee shall consist of two or more Directors and may have one or more alternate members (who also must be Directors). Appointment of members and alternate members requires the affirmative vote of a Supermajority of Directors. During such time as Investor is entitled pursuant to Section 3.2 to have at least four Investor Nominees on the Board, and unless Investor chooses not to exercise its rights under this Section 4.1, at least one Director who is an Investor Nominee shall serve on each of the Audit Committee, the Compensation Committee, any special committee(s) of the Board, and any other committees which shall be charged with exercising substantial authority on behalf of the Board (other than any committee charged with the approval of the transactions contemplated by the Stock Purchase Agreement or the Stockholders Agreement, or any committee charged with evaluating any Competing Transaction, as defined in the Stock Purchase Agreement.) Investor will have the right to have two Directors designated by it serve on the Board's Executive Committee. Subject to Section 4.6, committees of the Board, to the extent provided in the Board resolution establishing the committee, may be granted any or all of the powers and authority of the Board except for the following:

          1. Approving any action for which the California General Corporation Law also requires the approval of the shareholders or of the outstanding shares;

          2. Filling vacancies on the Board of Directors or any Committee of the Board;

          3. Fixing Directors' compensation for serving on the Board or a Committee of the Board;

          4.   Adopting, amending, or repealing bylaws;

          5. Amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

          6. Making distributions to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

          7. Appointing other Committees of the Board or their members."

     RESOLVED, that the Bylaws of the Company are hereby amended by adding the following paragraph after the end of Section 4.5:

               "4.6 Executive Committee. (a) The Board of Directors will promptly establish an Executive Committee, which shall be delegated the authority to the maximum extent permitted by law to approve any matter set forth in Section 4.6(b);
          (b) any action other than in the ordinary course and the appointment of the Audit Committee and the Compensation Committee, including without limitation all actions specified in
           Section 5.5(a) of the Stock Purchase Agreement will require either (i) the Board approval specified in Section 3.14 or
           (ii) the affirmative vote of at least four members of the Executive Committee acting at a duly convened meeting of the Executive Committee; (c) Investor will have the right to have two Directors designated by it serve on the Board's Executive Committee."

     RESOLVED, that the Bylaws of the Company are hereby amended by adding the following paragraph after the end of Section 4.6:

               "4.7 Nominating Committee. The Board of Directors will promptly establish a Nominating Committee. During such time as Investor is entitled to have at least one Investor Nominee on the Board, unless Investor chooses not to exercise its rights under this Section 4.7, at least one Director who is an Investor Nominee shall serve on the Nominating Committee of the Board. The unanimous consent of the Nominating Committee shall be required prior to the appointment of a Chairman, Chief Executive Officer or President of the Company, (ii) the Board of Directors of the Company shall not make any recommendation or appointment of Directors who are Chairman, Chief Executive Officer or President without the unanimous approval of the Nominating Committee as set forth herein and (iii) all nominees to the Board of Directors (other than Investor Nominees) will require the unanimous approval of the Nominating Committee, provided that if the Nominating Committee cannot unanimously agree on such a nominee, the nomination will be referred to the entire Board of Directors, which shall decide the matter based on a simple majority vote notwithstanding the Supermajority provisions herein."

          IN WITNESS WHEREOF, I have set my hand and the corporate
seal of the Company this     day of                , 1997.



                           ------------------------
                           Sheila M. Muldoon
                           Vice President, Secretary and General Counsel